Exhibit 4.4

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

FIRST AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FIRST AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this “Agreement”) is made and entered into on February 27, 2023, by and among:

(1) ZEEKR Intelligent Technology Holding Limited (Company Number: 373804), an exempted company incorporated under the Laws of the Cayman Islands (“Company”);

(2) each of the Persons listed in Part II of Schedule 1 (the “Initial Shareholders” and each an “Initial Shareholder”);

(3) each of the Persons listed in Part III and Part IV of Schedule 1 (the “Other Existing Shareholders” and each an “Other Existing Shareholder”, together with the Initial Shareholders, the “Existing Shareholders” and each an “Existing Shareholder”);

(4) each of the Persons listed in Part V of Schedule 1 (the “Non-ODI Investors” and each a “Non-ODI Investor”); and

(5) each ODI Investor or any other Person who executes and delivers a Deed of Adherence and becomes a party to this Agreement after the date hereof in accordance with the terms hereof.

Each of the parties to this Agreement shall be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS:

(1) The Company, the Non-ODI Investors and the ODI Investors entered into the share purchase agreement on February 12, 2023 in respect of the terms and conditions on which the Non-ODI Investors and the ODI Investors agree to, severally not jointly, subscribe from the Company, and the Company agrees to issue to each of the Non-ODI Investors and the ODI Investors, Series A Preferred Shares in the share capital of the Company (the “Share Purchase Agreement”).

(2) The Company, the Initial Shareholders and certain Existing Shareholders are parties to the Shareholders Agreement dated September 17, 2021 (the “Prior Agreement”).

(3) The Parties intend to amend and restate the Prior Agreement and provide for the operation and management of the Company and govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the sufficiency and adequacy of which consideration the Parties hereby acknowledge, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.         Definitions and Interpretation.

1.1         Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means (i) in respect of any incorporated Person, any other Person who directly or indirectly Controls or is Controlled by, or under direct or indirect common Control with, such Person, provided that in respect of each Investor, the definition of “Affiliate” shall not include any of its other investee companies or Persons in which such Investor has invested; (ii) in respect of any Person who is a natural person: (a) any other Person who is directly or through one or more intermediaries indirectly Controlled by such Person; (b) spouse of such Person; (c) children and step-children of such Person; (d) parents and step-parents of such Person; or (e) any other Person who is directly or through one or more intermediaries indirectly Controlled by any natural Person referred to in paragraphs (ii) (b) to (d) in this definition; provided that for purpose of this Agreement, the Company shall not be deemed as an Affiliate of any Shareholder.

“Board” means the board of Directors of the Company.

“Business Day” means any day other than (i) Saturday, Sunday or any day on which banking institutions in the PRC (with respect to corporate banking business only), Hong Kong, British Virgin Islands, Cayman Islands, or United States of America, are closed either under applicable Laws or action of any Governmental Authority; and (ii) a day on which typhoon signal No. 8 or above is hoisted or black rainstorm warning signal is issued (as the case may be) at any time between 9:00 a.m. and 5:00 p.m. on such date in Hong Kong.

“BVI Company” means ZEEKR Technology Innovation Limited, a BVI business company incorporated under the Laws of the British Virgin Islands with the company number of 2059042.

“Change of Control” means that Mr. Shufu LI no longer directly or indirectly through one or more intermediaries or Affiliates, Controls the Company or any Material Subsidiary.

“Claims” means actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations.

“Closing” in respect of each Investor, means the completion of the subscription by such Investor from the Company, and issuance by the Company to such Investor of, such number of Series A Preferred Shares pursuant to the Share Purchase Agreement. For the avoidance of doubt, such Closing shall include Initial Closing and Deferred Closing (if applicable). The fully diluted capitalization of the Company immediately before the Initial Closing is described in the capitalization tables in Schedule 2.

“Closing Date” in respect of each Investor, means the Closing Date as defined in the Share Purchase Agreement.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“Company Competitor” means any Person set forth in Schedule 3, together with each of such Person’s Affiliates, and each other entity operating under the same brand name of such Person, and the list as set forth in Schedule 3 may be updated by the Company by way of a written notice to each other Party no more than once in any consecutive nine (9) months after the signing of this Agreement without obtaining any Consent of any Person, provided that the total number of such Persons set out in Schedule 3 shall not, at any time, exceed twenty (20). For the avoidance of doubt, each of its Affiliates and any other Person operating under the same brand name of such designated Person in Schedule 3 shall be collectively deemed as one (1) Company Competitor for the purpose of calculating the total number of Company Competitor.

“Confidential Information” means terms and conditions of this Agreement and the Share Purchase Agreement, and all exhibits and schedules attached to such agreements, including their existence, and all information furnished by any Party hereto and by Representatives of such Parties to any other Party hereof or any of the Representatives of such Parties, including their existence.

“Consent” means any approval, authorization, permit, license, filing, registration, qualification, declaration, waiver or exemption or other similar requirement.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the decisions, business, management and policies of such Person, directly or indirectly (including but not limited to through one (1) or more Subsidiaries), whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled by” has meanings correlative to the foregoing.

“Convertible Securities” means any indebtedness, shares (other than the Shares) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for Shares.

“Deed of Adherence” means the deed of adherence, the form and substance of which is substantially the same as the form attached hereto as Exhibit A.

“Deferred Closing” has the meaning ascribed to it in the Share Purchase Agreement.

“Directors” means the directors of the Company, as may be in office from time to time.

“Encumbrance” means any mortgage, lien (other than those (i) liens for Taxes not yet due and payable or for Taxes that the tax-payer is contesting in good faith through appropriate proceedings, (ii) purchase money liens and liens securing rental payments under capital lease arrangements and (iii) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money), option to buy or sell or pledge, or any agreement, arrangement or obligation creating any of the foregoing.

“Equity Security” or “Equity Securities” means, with respect to any Person (other than a natural Person), any shares, common stock, member interests, partnership interests or other equity interests in such Person, including any indebtedness, shares, options, warrants or other securities or instruments which are convertible into, or exchangeable or exercisable for, any such equity interests and, in respect of the Company, includes any Ordinary Shares, Preferred Shares, Warrants, Options or Convertible Securities.

“ESOP” means the share incentive plan adopted by the Board on August 20, 2021, and any other stock option plan, equity incentive plan, purchase plan or participation plan approved by the Simple Majority Shareholders and adopted by the Company by way of a resolution passed by the Board, for the benefit of employees, officers, Directors, contractors, advisors or consultants and other Persons as deemed appropriate and desirable by the Board.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Existing Ordinary Shareholders” means the Persons listed in Part III of Schedule 1 and each of such Persons, an “Existing Ordinary Shareholder”.

“Fair Market Value” means, with respect to any security or other asset, (a) if such security is listed on any established stock exchange or traded on any established market, the volume weighted average price for the thirty (30) consecutive trading days for such security as quoted on such exchange or market on the date of determination (or if the determination date for the Fair Market Value occurs on an non-Business Day, on the following Business Day), as reported in a source which the Board may deem reliable and appropriate; (b) in the absence of such exchange or market for such value determination as referred to in the foregoing item (a), its fair market value as determined in good faith by a valuer of internationally recognized standing selected by the Board; provided that if the Simple Majority Shareholders disagree with the determination of the valuer selected by the Board, then within ten (10) days from the determination of Fair Market Value by such valuer, the Simple Majority Shareholders and the Board shall jointly appoint another independent valuer to determine the Fair Market Value (with costs to be borne by the dissenting Shareholders), and such valuation by such independent valuer shall be binding on such parties.

“Fiscal Year” means each calendar year commencing on January 1 ending December 31, or such other annual accounting period as may be resolved by the Board.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Geely Auto” means Geely Automobile Holdings Limited, a limited liability company incorporated under the Laws of Cayman Islands, whose shares are listed on the Stock Exchange of Hong Kong with the stock code of 0175.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) national, federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court, adjudication, arbitral or other tribunal), (d) multinational organization or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, adjudicational, arbitral, legislative, police, regulatory or taxing authority or power of any nature.

“Group Companies” collectively means, the Company and its direct and indirect Subsidiaries from time to time, and each of the foregoing shall be referred to as a “Group Company”.

“HK Company” means ZEEKR Technology Limited, a company incorporated in Hong Kong with the company number of 3039999.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Initiating Holders” means with respect to a request duly made under Clause 12.1(a) or Clause 12.1(b) to register any Registrable Securities, the Holders initiating such request.

“Initial Closing” has the meaning ascribed to it in the Share Purchase Agreement.

“Initial Closing Date” means February 27, 2023, being the date of initial closing of the Series A Round Financing.

“Investors” means the Non-ODI Investors and any ODI Investor who joins this Agreement by way of executing and delivering the Deed of Adherence, and “Investor” means any of them.

“Laws” or “Law” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental Consent, concession, grant, franchise, license, agreement, directive, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority (including any listing rules of any stock exchange), in each case as amended from time to time, and any and all applicable Orders.

“Loss” or “Losses” means actual losses, damages (excluding any indirect damages, consequential damages, lost opportunity costs, damage to reputation, and material and emotional distress loss), costs and expenses (including reasonable legal costs and expenses and reasonable costs and expenses of defense and investigation).

“Material Subsidiary” means any of the BVI Company, the HK Company, the WFOE or ZEEKR Shanghai.

“Memorandum and Articles” means the Second Amended and Restated Memorandum of Association of the Company and the Second Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by Law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Shares whether at any annual general meeting or extraordinary general meeting, by written consent or otherwise, (ii) procuring or causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Persons may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result; but for each Party, any necessary actions that should be taken by them means those actions that can be taken to the extent practicable.

“ODI Investors” means NING BO MEI SHAN BONDED PORT AREA WEN DING INVESTMENT CO., LTD. (宁波梅山保税港区问鼎投资有限公司), Quzhou Xin’an Zhizao Equity Investment Partnership (Limited Partnership) (衢州信安智造股权投资合伙企业（有限合伙）), Guangzhou Yuexiu Jinchan Phase V Equity Investment Fund Partnership (Limited Partnership) (广州 越秀金蝉五期股权投资基金合伙企业（有限合伙）), Guangzhou Yuanjian Xinyu Industrial Investment Partnership (Limited Partnership) (广州远见新誉实业投资合伙企业（有限合伙）) and Zhejiang Free Trade Zone Lanji Equity Investment Fund Partnership (Limited Partnership) (浙江自贸 区蓝吉股权投资基金合伙企业（有限合伙）), and “ODI Investor” means each of them.

“Options” means any options or rights of election to subscribe for, purchase or otherwise directly acquire the Shares or Convertible Securities.

“Order” means any injunction, judgment, decree, order, ruling, decision or writ of any Governmental Authority.

“Ordinary Resolution” means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Shareholders entitle to vote. The expression also includes a Members’ Resolution in Writing.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0002 per share.

“Organizational Documents” means with respect to the Company, the Memorandum and Articles and with respect to any other incorporated Persons, any formation, organizational or governance document or agreement, or any other document or agreement relating thereto or binding thereon, each as amended from time to time.

“Permitted Transferee” means (i) with respect to any Shareholder other than the Existing Ordinary Shareholders, any Affiliate of such Shareholder or any other Person consented in advance by the Company in writing; (ii) with respect to an Existing Ordinary Shareholder, any of its Affiliates, any of the other Existing Shareholders and Affiliates of such other Existing Shareholders; and (iii) without prejudice to item (ii), with respect to an indirect Transfer by GHGK Innovation Limited or GAGK Innovation Limited, any employee of the Company or any of its Affiliates.

“Person” means any individual or natural person, company, corporation, Governmental Authority, partnership, association, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, whether or not having separate legal personality.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents excluding Hong Kong, Macau Special Administrative Region of the People’s Republic of China and the islands of Taiwan.

“Preferred Shares” means any issued and outstanding preferred shares in the capital of the Company, including the Series Pre-A Preferred Shares, Series A Preferred Shares and any other series of preferred shares as may be issued by the Company from time to time.

“Qualified IPO” means the consummation of a firmly underwritten public offering of the Ordinary Shares of the Company (whether through an initial public offering or through a merger, reverse merge, combination or consolidation with another listed company), and in which such Ordinary Shares are listed on the New York Stock Exchange, the NASDAQ Global Market, the Main Board of the Stock Exchange of Hong Kong or such other stock exchange approved by the Board.

“Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series Pre-A Preferred Shares or the Series A Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by any holder of Series Pre-A Preferred Shares or Series A Preferred Shares, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States of America.

“Representatives” means directors, employees, agents, attorneys, accountants, advisors and any other representatives.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Issue Price” means US$5.3811 for each Series A Preferred Share.

“Series A Preferred Shares” means the Series A preferred shares, par value US$0.0002 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A Round Financing” means the series A round financing of the Company by way of the issuance and subscription of certain number of Series A Preferred Shares in accordance with and subject to the terms and conditions of the Share Purchase Agreement.

“Series Pre-A Closing Date” means, with respect to each Series Pre-A Shareholder, the date on which Series Pre-A Preferred Shares were first issued to such Shareholder.

“Series Pre-A Issue Price” means US$3.9535 for each Series Pre-A Preferred Share.

“Series Pre-A Preferred Shares” means the Series Pre-A Preferred Shares, par value US$0.0002 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series Pre-A Shareholders” means the Persons listed in Part IV of Schedule 1 and each of such Persons, a “Series Pre-A Shareholder”.

“Series Pre-A Transaction Document” means the Transaction Documents as defined in the Share Purchase Agreement dated August 27, 2021 by and among the Company and the Series Pre-A Shareholders, each as amended from time to time.

“Shares” means the outstanding shares of the Company from time to time, including Ordinary Shares and Preferred Shares.

“Shareholder” means a holder of Shares of the Company from time to time, including their respective successors and permitted assignees and any Persons deriving title under them, collectively the “Shareholders”.

“Shareholding Percentage” means a fraction expressed in a percentage, the numerator of which shall be the number of Shares (on a fully-diluted, as-converted and as-exercised basis) held by a Shareholder, and the denominator of which shall be the total aggregate number of Shares (on a fully-diluted, as-converted and as-exercised basis) then outstanding.

“Simple Majority Preferred Shareholder(s)” means the Shareholder(s) holding Preferred Shares of the Company which represent the simple majority of the then outstanding voting rights of all outstanding Preferred Shares of the Company (i.e., more than fifty percent (50%) of such voting rights), on an as-converted basis.

“Simple Majority Shareholder(s)” means the Shareholder(s) holding Shares of the Company which represent the simple majority of the then outstanding voting rights of all Shares of the Company (i.e., more than fifty percent (50%) of such voting rights) (on a fully diluted, as converted and as exercised basis).

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Supermajority Preferred Shareholders” means the Shareholder(s) holding at least sixty percent (60%) of the then outstanding voting rights of all outstanding Preferred Shares of the Company, on an as-converted basis.

“Supermajority Series A Preferred Shareholders” means the Shareholder(s) holding at least sixty five percent (65%) of the outstanding Series A Preferred Shares of the Company.

“Supermajority Series Pre-A Preferred Shareholders” means the Shareholder(s) holding at least sixty percent (60%) of the outstanding Series Pre-A Preferred Shares of the Company.

“Tax” or “Taxes” means any tax levied by reference to income, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, levy, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest, surcharges and penalties thereon and additions thereto).

“Trade Sale” means a merger, consolidation (other than the situation where the Shareholders beneficially own the majority of the outstanding shares of the surviving or acquiring company), or any transaction resulting in the dissolution, winding up, liquidation or otherwise the termination of the Company or a sale of all or substantially all of the assets of the Company.

“Transaction Documents” means this Agreement, the Share Purchase Agreement and the Memorandum and Articles.

“Transfer” means, with respect to any Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of such Shares or any of its related interests, powers, benefits and rights, including the grant of an Option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law; and “Transferred” and “Transferee” shall each have a correlative meaning.

“US$” or “US dollars” means the lawful currency of the United States of America.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Shares.

“WFOE” means Zhejiang ZEEKR Intelligent Technology Co., Ltd. (浙江极氪智能科技有限 公 司 ), a company incorporated in the PRC with the unified social credit code of 91330206MA2KNBKT92.

“ZEEKR Shanghai” means ZEEKR Automobile (Shanghai) Co., Ltd. (极氪汽车（上海）有 限公司), a company incorporated under the Laws of the PRC with the unified social credit code of 91310000756130462P.

The following terms have the meaning ascribed to it in the following Clauses:

“Additional Number”	Clause 7.3(b)
“Agreement”	Preamble
“Company”	Preamble
“Deductions”	Clause 20.2
“Designating Parties”	Clause 4.2
“Directors’ Resolution in Writing”	Clause 4.10
“Dispute”	Clause 21.2(a)
“Exempt Registration”	Clause 12.2(d)
“Existing Shareholder” or “Existing	Preamble
Shareholders”
“Final Transfer Notice”	Clause 6.5(f)
“First Participation Notice”	Clause 7.3(a)
“First Refusal Period”	Clause 6.5(b)
“HKIAC”	Clause 21.2(a)
“HKIAC Rules”	Clause 21.2(a)
“Information Materials”	Clause 11.1(a)
“Initial Shareholder” or “Initial	Preamble
Shareholders”

“Investee Company Competitor”	Clause 10.1
“Investing Holder”	Clause 10.2
“Maximum Sale Shares”	Clause 6.6(b)
“Members’ Resolution in Writing”	Clause 5.5
“Motivating Directors”	Clause 4.10(a)
“New Issuance”	Clause 7.1
“New Securities”	Clause 7.1
“Non-ODI Investors” or “Non-ODI Investor”	Preamble
“Non-Transferring Initial Shareholder”	Clause 6.5(a)
“Old Applicable Conversion Price”	Clause 14.7(d)
“Other Existing Shareholders” or	Preamble
“Other Existing Shareholder”
“Other Purchasing ROFR Holder”	Clause 6.5(d)
“Other ROFR Holder”	Clause 6.5(a)
“Oversubscription”	Clause 7.3(b)
“Oversubscription Participant”	Clause 7.3(b)
“Participating Seller”	Clause 6.8(d)
“Parties” or “Party”	Preamble
“Permitted Transfer”	Clause 6.2
“Preemptive Pro Rata Portion”	Clause 7.2
“Preemptive Right”	Clause 7.1
“Preemptive Rights Holder”	Clause 7.1
“Prior Agreement”	Recital (2)
“Privilege Holder”	Clause 16.2
“Proposed Transferee”	Clause 6.1
“Qualified Information Recipient”	Clause 11.1(a)
“ROFR Completion Period”	Clause 6.5(g)
“ROFR First Acceptance Notice”	Clause 6.5(b)
“ROFR Offer”	Clause 6.5(a)
“ROFR Purchasing Initial Shareholder”	Clause 6.5(b)
“ROFR Second Acceptance Notice”	Clause 6.5(d)
“ROFR Transferees” or “ROFR Transferee”	Clause 6.5(f)
“Second Participation Notice”	Clause 7.3(b)
“Second Participation Period”	Clause 7.3(b)
“Second Refusal Period”	Clause 6.5(d)
“Series A Conversion Price”	Clause 14.2
“Series Pre-A Conversion Price”	Clause 14.2
“Share Purchase Agreement”	Recital (1)
“Tag Holder”	Clause 6.6(a)
“Tag-Along Notice”	Clause 6.6(b)
“Tag-Along Sale”	Clause 6.6(a)
“Tag-Along Shareholder”	Clause 6.6(a)
“Tag-Along Shares”	Clause 6.6(a)
“Transfer Notice”	Clause 6.1
“Transfer Price”	Clause 6.1
“Transfer Shares”	Clause 6.1
“Transferring Shareholder”	Clause 6.1
“Violation”	Clause 12.4(a)(i)

1.2         Interpretation. Unless context otherwise requires, this Agreement shall be construed in accordance with the following rules, stipulations and principles:

(a)          (reference to statutes) every reference to a particular statutory provision or other Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after the date of this Agreement;

(b)          (clauses, schedule and exhibit) references to Clauses, Schedule and Exhibit are references to Clauses of and Schedule and Exhibit to this Agreement, references to paragraphs are, unless otherwise stated, references to paragraphs of the Schedule and Exhibit in which the reference appears and references to this Agreement include the Schedule and Exhibit;

(c)          (singular includes plural, gender) references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include each other such gender;

(d)          (reference to other) words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(e)          (reference to shareholder) any reference to shareholder or shareholders, shall be a reference to member or members within the meaning of the Companies Act;

(f)          (meaning not limited) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the word “including” shall be construed as including without limitation;

(g)          (time of day) any time is a reference to Hong Kong time;

(h)          (reference to a day) reference to a day is reference to a “calendar day”, and a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(i)           (calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(j)           (terms) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive;

(k)          (rights) unless otherwise stated herein, an agreement, representation or warranty in favour of 2 or more Persons is for the benefit of them individually (but not jointly); and

(l)           (obligations and liabilities) unless otherwise stated herein, an obligation, undertaking, covenant, warranty, liability or responsibility to be made or borne by 2 or more Persons is for to be made or borne by them severally but not jointly.

1.3          Interpretation. If an act under this Agreement be done by a Party on or by a given day is done after 5:00p.m. on that day, it is taken to be done on the next day.

1.4          Next Business Day. Unless otherwise specified, if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.5          Headings. Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this Agreement.

1.6         Schedule and Exhibit. Each of the Schedule and Exhibit shall have effect as if set out herein.

1.7         Calculations.

(a)          Any result of calculations made in this Agreement shall be rounded to the nearest hundredth (i.e. two decimal places), except where such result of calculations is in respect of the number of Shares, such result shall be rounded to the nearest whole number.

(b)          Unless a contrary indication appears, any calculations required to be made in this Agreement shall be reasonably made and determined by the Board, and in absence of any manifest error, such calculation shall be binding on the Parties.

2.       The Company and its Shareholders.

2.1         Holders of Shares. Each of the Existing Ordinary Shareholders holds Ordinary Shares as of the date of this Agreement and each of the Series Pre-A Shareholders holds Series Pre-A Preferred Shares as of the date of this Agreement. Each Non-ODI Investor has subscribed for and received Series A Preferred Shares for its investment in the Company pursuant to the Share Purchase Agreement. The number of Shares held by each Shareholder shall be registered in the register of members of the Company from time to time.

2.2         Agreement to be bound. The Parties agree that their respective rights in the Company shall be regulated by this Agreement and by the Memorandum and Articles. The Shareholders and the Company agree to be bound by and comply with the provisions of this Agreement which relate to them and all provisions of the Memorandum and Articles will be enforceable by the Parties between themselves in whatever capacity.

2.3         Voting Agreement.

(a)          Election of Directors. Each Shareholder hereby agrees to cast all votes to which such Shareholder is entitled in respect of his, her or its Shares (whether at any annual general meeting or extraordinary general meeting, by written consent or otherwise) and to take all other Necessary Actions within such Shareholder’s control, and the Company will take all Necessary Actions within its control, to cause the election as Directors of those individuals designated from time to time by a Designating Party in accordance with Clause 4.1 (if applicable) and to otherwise effect the intent of Clause 4.

(b)         Consent to Amendment. Each Shareholder hereby agrees to cast all votes to which such Shareholder is entitled in respect of his, her or its Shares (whether at any annual general meeting or extraordinary general meeting, by written consent or otherwise), to approve any amendment of the Memorandum and Articles such that the provisions in this Agreement and the Memorandum and Articles are consistent.

(c)          The Company. The Company agrees not to give effect to any action by any Shareholder or any other Person which is in contravention of any provision of this Agreement.

(d)          Voting by Preferred Shares. Unless otherwise specified or required by this Agreement or applicable Laws, holders of Series A Preferred Shares and holders of Series Pre-A Preferred Shares shall each vote together with the Ordinary Shares as a single class on a fully diluted, as converted and as exercised basis.

3.       Representations and Warranties.

3.1         Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each other Shareholder and to the Company that on the date hereof:

(a)          Existence; Authority; Enforceability. If such Investor is not a natural person, (a) such Shareholder has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) such Shareholder is duly organized and validly existing under the Laws of its jurisdiction of organization, and the execution of this Agreement and (c) the consummation of the transactions contemplated herein, have been authorised by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorise the execution of this Agreement or the consummation of any of the transactions contemplated hereby. If such Investor is a natural person, such Investor is of sound mind, has the legal capacity to enter into this Agreement and the other Transaction Documents to which he or she is a party, has entered into or will enter into this Agreement and the other Transaction Documents to which he or she is a party on his or her own will, and understands the nature of the obligations to be assumed by him or her under this Agreement and the other Transaction Documents to which he or she is a party. This Agreement has been duly executed by such Shareholder and, assuming due authorization, execution and delivery hereof by each other Shareholder and the Company, constitutes its legal, valid and binding obligations, which are enforceable against it in accordance with its terms, except that such enforceability may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies ((i) and (ii), collectively, the “Bankruptcy and Equity Exception”).

(b)          Absence of Conflicts. The execution and delivery by such Shareholder of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the Organizational Documents of such Shareholder (if such Investor is not a natural person); (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Shareholder is a party or by which such Shareholder’s assets or operations are bound or affected; or (iii) violate, in any material respect, any Laws applicable to such Shareholder.

(c)          Consents. Other than any Consents that have already been obtained, no Consent is required to be made or obtained by such Shareholder in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

3.2         Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder that on the date hereof:

(a)          Existence; Authority; Enforceability. The Company has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The Company is duly incorporated and validly existing under the Laws of the Cayman Islands and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorised by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorise the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by the Company and, assuming due authorization, execution and delivery hereof by each Shareholder, constitutes its legal, valid and binding obligations, which are enforceable against it in accordance with its terms, except that such enforceability may be limited by and subject to Bankruptcy and Equity Exception.

(b)          Absence of Conflicts. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the Organizational Documents of the Company; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company is a party or by which the Company’s assets or operations are bound or affected; or (iii) violate, in any material respect, any Laws applicable to the Company.

(c)          Consents. Other than any Consents that have already been obtained, no Consent is required to be made or obtained by the Company in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

4.       Board of Directors. Other than such matters requiring Shareholders’ approval as specified in Clause 5.1 and Clause 5.2 under this Agreement, or otherwise required by applicable Laws, all business and affairs of the Company shall be managed by or under the direction of the Board.

4.1         Composition. The Board shall consist of such number of Directors as may be jointly determined by the Initial Shareholders from time to time, provided that such number shall in no event be less than two (2). The Initial Shareholders shall have the right to jointly (not severally) and exclusively to designate, appoint, replace and reappoint individuals to occupy any seat in the Board. The Company and the Shareholders will take all Necessary Actions to cause the Board to be comprised pursuant to this Clause 4.1.

4.2         Removal. If the Person(s) that are entitled under Clause 4.1 to jointly designate and appoint any Director(s) (“Designating Parties”) notify the Company and the other Shareholders that such Designating Parties desire to remove any Director previously jointly designated by such Designating Parties, with or without cause, then such Director shall be removed from the Board and the Company and each Shareholder shall take all Necessary Actions to cause such removal.

4.3         Vacancies. If any vacancy on the Board exists or occurs as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, the Designating Parties who are entitled to jointly designate such Director pursuant to Clause 4.1 may designate another individual to be a Director; and the Company and each Shareholder shall take all Necessary Actions to cause such Person so designated to become a Director. In the event that the Initial Shareholders cease to have the right pursuant to Clause 4.1 to designate an individual to fill such vacancy, then such vacancy shall be filled as provided in the Memorandum and Articles.

4.4         Alternate Director. Any Director may appoint an alternate and may, in the same way, remove an alternate so appointed by him in accordance with the Memorandum and Articles. An alternate Director shall be entitled to receive notice of all meetings of the Board and attend and vote as such at any meeting at which the Director appointing him is not personally present, and generally in the absence of his appointer to take all actions which his appointer is authorised or empowered to do. A Director who is also an alternate shall be entitled, in the absence of his appointer:

(a)           to a separate vote on behalf of his appointer in addition to his own vote (if any); and

(b)          to be counted as part of the quorum of the Board on his own account and in respect of the Director for whom he is the alternate.

4.5         Frequency and Means. The Board shall meet at least once a quarter. Directors of the Board may attend the meeting in person, or through video or telephone conferencing, or any other electronic means in which each Director can listen and speak to each other Director clearly. Participation by a Person in a meeting in this manner shall be treated as such Person being present at that meeting in person.

4.6         Notice of Meetings. Any two (2) Directors acting together may call for and convene a meeting of the Directors at any time by jointly sending a written notice to the other Directors in accordance with their contact information registered with the Company, at least three (3) calendar days before the proposed date of the meeting. Such notice shall set forth the date and time of the Board meeting, the manner in which the Board meeting will be conducted and an agenda of the business to be transacted at the meeting. Notwithstanding the foregoing and any other provision, a meeting may be convened on shorter notice with the consent of the majority of the Directors then in office, and the presence of any Director at a Board meeting shall be deemed conclusive evidence that due notice has been given to such Director with respect to such Board meeting.

4.7         Quorum. The quorum necessary for the meetings of the Board shall be (a) in the case of the number of Directors then in office being at least five (5), the total number of Directors then in office minus two (2); and (b) in the case of the number of Director(s) then in office being less than five (5), two (2), and such a meeting shall only proceed where a quorum is present thereat. If within half an hour from the time appointed for a Board meeting a quorum is not present, the meeting shall be adjourned to the same day of the next week at the same time and place or otherwise agreed by a majority of the Directors then in office. Each Director not present at the meeting shall be notified by any other Director by telex or facsimile notice or by any other form of notice in writing of the date, time, venue or method of attendance of the adjourned meeting. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, any two (2) Directors present at such adjourned meeting shall constitute a quorum. A Person acting as an alternate for more than one Director shall be counted as a Director for each Director the alternate represents.

4.8         Voting at the Board Meeting. Each Director shall be entitled to cast one (1) vote.

4.9         Actions of the Board by resolution in a meeting. Except as specifically provided for herein, any resolution of the Board adopted in a meeting shall be passed and adopted by the affirmative vote of a simple majority of the Directors present at the Board meeting constituted by sufficient quorum.

4.10       Actions of the Board by written consent. A resolution in writing signed by the Directors then in office according to the procedures set forth below (“Directors’ Resolution in Writing”) shall be as valid and effectual as if it had been passed at a meeting of the Board, or committee of the Board as the case may be, duly convened and held:

(a)          Any two (2) Directors acting together (such Directors shall be referred to as the “Motivating Directors”) may send a written request (whether by facsimile or electronic mail) to all other Directors, requesting the other Directors to sign a resolution in writing. All other Directors must, within seven (7) Business Days after such notice is received, raise objections to, or deliver the signed counterparts containing such Directors’ signature(s) to indicate their consent to, such resolution in writing, by way of facsimile or email to the Motivating Directors, failing which any such Director will be deemed to have abstained in respect of such resolution in writing. A resolution in writing signed and agreed by more than fifty percent (50%) of the Directors (including the Motivating Directors) then in office shall constitute a Directors Resolution in Writing.

(b)          The signatures of all relevant Directors need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission containing the Directors’ signature(s) is as effective as signing and delivering the counterpart in person.

(c)          A copy of the Directors’ Resolution in Writing shall be circulated to each Director as soon as practicable after it is duly passed, but any omission or delay in circulating the same shall not affect its validity.

4.11       Minutes of meeting of the Board. All meeting minutes and other records of the Board shall clearly distinguish between the different capacities of attendees or participants and, in the case of individual attendees at Board meetings, between attendance at the meeting and voting on any resolutions or other proceedings.

4.12       Fees and Expenses. The Company will reimburse all reasonable out-of-pocket expenses incurred by the Directors in the performance of their duties as Directors, including without limitation, travel, lodging and meal expenses incurred in connection with their attendance at meetings of the Board and any committee thereof. The Directors will receive no other compensation in their capacity as Directors unless otherwise resolved by the Board.

4.13      Committees of the Board. The Board may establish any committees as it deems necessary or appropriate to operate and manage the business and affairs of the Company. Such committee will exercise those powers of the Board delegated to such committee by the Board, provided that no resolution or other action concerning a matter set forth under Clause 5.1 or Clause 5.2 can be delegated to or taken by a committee of the Board. The Board may, by a resolution passed in accordance with Clause 4.9 or Clause 4.10 (as the case may be), appoint members to such committees, which may or may not be a Director.

4.14       Termination or Adjustment of Board Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 4 shall terminate and be of no further force and effect.

5.           Shareholder Matters.

5.1         Matters to be Decided by Supermajority Preferred Shareholders. Unless otherwise required by applicable Laws, the following matters shall require the prior written approval of the Supermajority Preferred Shareholders:

(a)          dissolve, wind-up or liquidate the Company or any Material Subsidiary or initiate a bankruptcy proceeding with respect to the Company or any Material Subsidiary; and/or

(b)          any repurchase, redemption, cancellation or retirement of any of Equity Securities of the Company, other than (i) pursuant to contractual rights to repurchase any Equity Securities of the Company from employees, directors or consultants of the Group Companies upon termination of their employment or services provided in the ESOP, or (ii) redemption or repurchase of any Equity Securities with redemption or repurchase rights attached thereto in accordance with the Memorandum and Articles; and/or

(c)         any merger, acquisition, spin-off, consolidation, scheme of arrangement, or any other transactions or a series of transactions resulting in a Change of Control of the Company or any Material Subsidiary, or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company or any Material Subsidiary.

For the avoidance of doubt, if any of the above matters requires the approval by way of a special resolution in accordance with the Companies Act, and if the Shareholders vote in favour of such act but the consent of the Supermajority Preferred Shareholders has not been obtained, then the votes of the Preferred Shareholders who vote against such special resolution shall carry thirty-four per cent (34%) of the votes on such special resolution, and in the event the Supermajority Preferred Shareholders comprise of more than one (1) holder of the Preferred Shares, they shall together carry thirty-four per cent (34%) of the votes on such special resolution with such votes being divided equally among them.

5.2         Matter(s) to be Decided by Holders of Series Pre-A Preferred Shares. Unless otherwise required by applicable Laws, the following matters shall require the prior written approval of the Supermajority Series Pre-A Preferred Shareholders:

(a)          any amendment to the Memorandum and Articles or this Agreement that reduces, removes, or otherwise prejudices the rights, preferences, privileges or powers attached to the Series Pre-A Preferred Shares to the effect such rights, preference or privileges are prejudiced or adversely affected (including but not limited to any action that creates, authorizes the creation of or issues any other security convertible into or exercisable for any Equity Security, ranks senior to the Series Pre-A Preferred Shares in respect of the rights, benefits or privileges relating to dividends and liquidation preference); and/or

(b)          the issuance of any Equity Securities of the Company at a per Share price that is lower than the Series Pre-A Issue Price (other than issuance of Equity Securities pursuant to the ESOP); and/or

(c)          a Qualified IPO of the Company that reflects a per Share offering price that is lower than the Series Pre-A Issue Price.

For the avoidance of doubt, if any of the above matters requires the approval by way of a special resolution in accordance with the Companies Act, and if the Shareholders vote in favour of such act but the consent of the Supermajority Series Pre-A Preferred Shareholders has not been obtained, then the votes of the Series Pre-A Preferred Shareholders who vote against such special resolution together with the votes of the other Shareholders who vote against such special resolution shall carry thirty-four per cent (34%) of the votes on such special resolution, and in the event the Supermajority Series Pre-A Preferred Shareholders comprise of more than one (1) holder of the Series Pre-A Preferred Shares, they shall together carry thirty-four per cent (34%) of the votes on such special resolution with such votes being divided equally among them.

5.3         Matter(s) to be Decided by Holders of Series A Preferred Shares. Unless otherwise required by applicable Laws, the following matters shall require the prior written approval of the Supermajority Series A Preferred Shareholders:

(a)          any amendment to the Memorandum and Articles or this Agreement that reduces, removes, or otherwise prejudices the rights, preferences, privileges or powers attached to the Series A Preferred Shares to the effect such rights, preference or privileges are prejudiced or adversely affected (including but not limited to any action that creates, authorizes the creation of or issues any other security convertible into or exercisable for any Equity Security, ranks senior to the Series A Preferred Shares in respect of the rights, benefits or privileges relating to dividends and liquidation preference); and/or

(b)          the issuance of any Equity Securities of the Company at a per Share price that is lower than the Series A Issue Price (other than issuance of Equity Securities pursuant to the ESOP); and/or

(c)          a Qualified IPO of the Company that reflects a per Share offering price that is lower than the Series A Issue Price.

For the avoidance of doubt, if any of the above matters requires the approval by way of a special resolution in accordance with the Companies Act, and if the Shareholders vote in favour of such act but the consent of the Supermajority Series A Preferred Shareholders has not been obtained, then the votes of the Series A Preferred Shareholders who vote against such special resolution together with the votes of the other Shareholders who vote against such special resolution shall carry thirty-four per cent (34%) of the votes on such special resolution, and in the event the Supermajority Series A Preferred Shareholders comprise of more than one (1) holder of the Series A Preferred Shares, they shall together carry thirty-four per cent (34%) of the votes on such special resolution with such votes being divided equally among them.

5.4          Voting.

(a)          In any general meetings of all Shareholders, each Ordinary Share (on an as converted and as exercised basis) confers on its holder the right to one (1) vote on any resolutions of the Shareholders.

(b)          In any class meeting of the Shareholders holding the Ordinary Shares, each Ordinary Share shall be considered carrying the same number of vote(s) as the other Ordinary Shares.

(c)          In any class meeting of the Shareholders holding the Series Pre-A Preferred Shares, each Series Pre-A Preferred Share shall be considered carrying the same number of vote(s) as the other Series Pre-A Preferred Shares.

(d)          In any class meeting of the Shareholders holding the Series A Preferred Shares, each Series A Preferred Share shall be considered carrying the same number of vote(s) as the other Series A Preferred Shares.

(e)          In any class meeting of the Shareholders holding Preferred Shares, each Preferred Share shall confer on its holder the right to the number of vote(s) equal to the number of Ordinary Share(s) into which such Preferred Share is convertible.

5.5         Resolutions in Writing. Without prejudice to a written resolution passed under applicable Laws, a resolution in writing (“Members’ Resolution in Writing”) circulated to each Shareholder, signed and delivered by or on behalf of the Shareholders then holding such number of Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting (except that a Members’ Resolution in Writing passed as a special resolution in accordance with the Companies Act shall be signed and delivered by all Shareholders entitled to vote at a general meeting), be as valid and effective as if the resolution (ordinary or special) had been passed at a general meeting of the Company duly convened and held. The signatures of all relevant Shareholders (or their duly appointed Representatives) need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission containing the sending Shareholder’s (or its duly authorised Representative’s) signature(s) is as effective as signing and delivering the counterpart in person.

5.6          Termination of Shareholder Matters Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 5 shall terminate and be of no further force and effect.

6.           Transfer Restrictions.

6.1          Transfer Notice. Subject to all other terms and conditions of this Agreement and other than a Transfer pursuant to Clause 6.2, if any Shareholder (a “Transferring Shareholder”) proposes to Transfer any Shares (or any portion thereof, or economic, voting or other interest therein) to any Person other than a Permitted Transferee and such Transferring Shareholder has received the definitive offer provided by the Proposed Transferee, such Transferring Shareholder shall deliver to the Board and each other Shareholder prior written notice of such proposed Transfer (“Transfer Notice”) specifying (a) the Shares owned by the Transferring Shareholder that are subject to the proposed Transfer (the “Transfer Shares”), (b) the proposed consideration (including cash consideration and any non-cash consideration) to be paid for the Transfer Shares on a per share basis (“Transfer Price”), (c) the identity of the proposed Transferee (the “Proposed Transferee”), and (d) all other material terms and conditions of the proposed Transfer. If the Transfer Price is payable in whole or in part in consideration other than cash, the Fair Market Value of the non-cash portion of the consideration shall be determined in accordance with this Agreement.

6.2         Permitted Transferee. Notwithstanding anything to the contrary in this Agreement but subject to any other general requirement in respect of a Transfer set forth in Clause 6.8, each of the Shareholders shall be entitled to directly or indirectly Transfer its respective Equity Securities in the Company to any Permitted Transferee (“Permitted Transfer”), and the Board shall not unreasonably refuse, delay or condition and shall take all Necessary Actions regarding the registration of such Permitted Transferee as a Shareholder of the Company, provided that:

(a)         written notice with reasonably satisfactory evidence showing that the intended Transferee is a Permitted Transferee of such Transferring Shareholder shall be sent to the Board at least five (5) Business Days prior to the intended Transfer; and

(b)         in the event of a Permitted Transfer in which the Permitted Transferee is an Affiliate of the Transferring Shareholder, if such Transferee ceases to be an Affiliate of the Transferring Shareholder, then the transferred interests shall be Transferred back to the Transferring Shareholder or another Affiliate of the Transferring Shareholder (where Transferring Shareholder shall provide documents in accordance with Clause 6.2(a)), and the Board shall not unreasonably refuse, delay or condition and shall take all Necessary Actions regarding the registration of such Permitted Transferee as a Shareholder of the Company.

6.3         Lock-up.

(a)          Subject to this Clause 6, no holder of the Series A Preferred Shares shall Transfer, directly or indirectly, any Shares held by such holder in the Company prior to the second (2nd) anniversary of the relevant Closing, unless such Transfer is in compliance with the other Transfer restrictions as set forth in this Clause 6, and such Transfer is (i) a Transfer to another holder of Preferred Shares or such holder’s Permitted Transferee, or (ii) a Transfer that is consented to by the Company in writing.

(b)          Subject to this Clause 6, no holder of the Series Pre-A Preferred Shares shall Transfer, directly or indirectly, any Shares held by such holder in the Company prior to the second (2nd) anniversary of the relevant Series Pre-A Closing Date, unless such Transfer is in compliance with the other Transfer restrictions as set forth in this Clause 6, and such Transfer is (i) a Transfer to another holder of Preferred Shares or such holder’s Permitted Transferee, or (ii) a Transfer that is consented to by the Company in writing.

(c)          Subject to Clause 6.2, without the prior written consent of each holder of Preferred Shares, no Initial Shareholder or Existing Ordinary Shareholder shall Transfer to any Person other than a Permitted Transferee, directly or indirectly, any Shares held by such Initial Shareholder or Existing Ordinary Shareholder in the Company prior to a Qualified IPO.

6.4         Prohibited Transfer to Company Competitor. Notwithstanding anything to the contrary in this Agreement, unless otherwise consented by the Company in writing, no Transfer of Shares (or any portion thereof, or economic, voting or other interest therein) shall be made or effected, directly or indirectly, by any holder of Preferred Shares to any Company Competitor.

6.5         Right of First Refusal.

(a)          Subject to Clause 6.6, any Transfer Notice delivered by a Transferring Shareholder that is not an Initial Shareholder shall constitute an offer (the “ROFR Offer”) by such Transferring Shareholder to Transfer the relevant Transfer Shares to the Initial Shareholders (“Non-Transferring Initial Shareholder(s)”) and the other Shareholders (“Other ROFR Holder”) in accordance with the terms of this Clause 6.5.

(b)          A Non-Transferring Initial Shareholder may accept the ROFR Offer to purchase any number of the Transfer Shares up to its pro rata portion (calculated according to a fraction, numerator of which shall be the number of Shares held by such Non-Transferring Initial Shareholder and the denominator of which shall be the number of Shares held by all Non-Transferring Initial Shareholder(s)) by delivery of a written notice of acceptance (the “ROFR First Acceptance Notice”) to the Company within ten (10) Business Days after such Non-Transferring Initial Shareholder receives the Transfer Notice from the Transferring Shareholder (the “First Refusal Period”). A Non-Transferring Initial Shareholder accepting the ROFR Offer to purchase the Transfer Shares is defined as a “ROFR Purchasing Initial Shareholder”.

(c)          If at the expiration of the First Refusal Period, any Non-Transferring Initial Shareholder has not or has not fully exercised its right to purchase the Transfer Shares, then the Company shall promptly give a written notice to the ROFR Purchasing Initial Shareholder, if any, and such ROFR Purchasing Initial Shareholder may purchase any remaining number of Transfer Shares by delivery of an additional written notice to the Company within five (5) Business Days after receiving such notice. Upon delivery by the ROFR Purchasing Initial Shareholder of the ROFR First Acceptance Notice (and/or any additional notice) to purchase the relevant Transfer Shares, the Transferring Shareholder and the ROFR Purchasing Initial Shareholder(s) shall each be obligated to complete the relevant sale and purchase of the Transfer Shares which the ROFR Purchasing Initial Shareholder(s) has elected to purchase, for the Transfer Price and on the other terms set forth in the Transfer Notice, and the Transfer Shares shall be Transferred free and clear of any Encumbrance. Failure by any Non-Transferring Initial Shareholder to give ROFR First Acceptance Notice (and/or additional notice) within the First Refusal Period or additional prescribed period (as the case may be) will constitute an election not to exercise the first refusal right or not to accept the relevant ROFR Offer by such Person.

(d)          If the Non-Transferring Initial Shareholder(s) has not committed to purchase or has been deemed to have waived the right to purchase all Transfer Shares pursuant to subclauses (b) and (c) above, then the Company shall promptly give a written notice to each Other ROFR Holder, and such Other ROFR Holder shall have the right to purchase any number of the remaining Transfer Shares up to its pro rata portion (calculated according to a fraction, numerator of which shall be the number of Shares held by such Other ROFR Holder and the denominator of which shall be the number of Shares held by all Other ROFR Holders) by delivery of a written notice of acceptance (the “ROFR Second Acceptance Notice”) to the Company within ten (10) Business Days after receiving such written notice from the Company (the “Second Refusal Period”). Any such Shareholder accepting the ROFR Offer to purchase the remaining Transfer Shares is defined as a “Other Purchasing ROFR Holder”.

(e)           If at the expiration of the Second Refusal Period, any Other ROFR Holder has not or has not fully exercised its right to purchase the remaining Transfer Shares, then the Company shall promptly give a written notice to the Other Purchasing ROFR Holders, and such Other Purchasing ROFR Holders may purchase any remaining number of Transfer Shares up to its pro rata portion (calculated according to a fraction, numerator of which shall be the number of Shares held by such Other Purchasing ROFR Holder and the denominator of which shall be the number of Shares held by all Other Purchasing ROFR Holders) by delivery of an additional written notice to the Company within five (5) Business Days after receiving such notice. Upon delivery by the Other Purchasing ROFR Holder of the ROFR Second Acceptance Notice (and/or any additional notice) to purchase the relevant remaining Transfer Shares, the Transferring Shareholder and the Other Purchasing ROFR Holder(s) shall each be obligated to complete the relevant sale and purchase of the remaining Transfer Shares which the Other Purchasing ROFR Holder(s) has elected to purchase, for the Transfer Price and on the other terms set forth in the Transfer Notice, and the Transfer Shares shall be Transferred free and clear of any Encumbrance. Failure by any Other ROFR Holder to give ROFR Second Acceptance Notice (and/or additional notice) within the Second Refusal Period or additional prescribed period (as the case may be) will constitute an election not to exercise the first refusal right or not to accept the relevant ROFR Offer by such Person.

(f)           Within five (5) Business Days after the expiration of the First Refusal Period, or if applicable within five (5) Business Days after the expiration of the Second Refusal Period, the Company shall give a written notice (“Final Transfer Notice”) to all Shareholders, specifying the number of Transfer Shares to be Transferred and the corresponding ROFR Purchasing Initial Shareholder and/or Other Purchasing ROFR Holder (as applicable) (each a “ROFR Transferee”, collectively “ROFR Transferees”).

(g)          The closing of the purchase of the relevant Transfer Shares by the Transferring Shareholder, ROFR Purchasing Initial Shareholder and Other Purchasing ROFR Holder (as the case may be) shall take place within forty-five (45) days after the date of the Final Transfer Notice (such forty-five (45) day period may be extended for a reasonable time up to ninety (90) days to the extent reasonably necessary for the obtaining of any necessary Consent under the applicable Laws) (“ROFR Completion Period”) by electronic exchange of documents at a date and time selected by the relevant parties. At such closing, the Transferring Shareholder shall Transfer to the relevant ROFR Transferee the number of the Transfer Shares as set forth in the Final Transfer Notice, free and clear of any Encumbrances, and shall warrant that it is the sole legal and beneficial owner of such Transfer Shares. Each ROFR Transferee shall pay the Transferring Shareholder the full amount of the purchase price of the relevant Transfer Shares so purchased (i.e., an amount equal to the product obtained by multiplying the Transfer Price (on a per share basis) and the number of relevant Transfer Shares being acquired by such ROFR Transferee), or cash equivalent of such non-cash consideration as is provided for in the Transfer Notice, by wire transfer of immediately available cleared funds in US dollars or such other currency agreed by the Transferring Shareholder and such ROFR Transferee to an account designated by the relevant Transferring Shareholder five (5) Business Days before the relevant closing.

(h)          The Transferring Shareholder and the ROFR Transferees shall be responsible for their respective Taxes, fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of ROFR Transferees’ rights under this Clause 6.5.

(i)           With respect to any Transfer Shares unpurchased by ROFR Transferees pursuant to this Clause 6.5, the Transferring Shareholder may Transfer such Shares to any Proposed Transferee within ninety (90) days following delivery of the Final Transfer Notice at a price per share not less than the Transfer Price and on such other terms and conditions no more favorable to the Proposed Transferee than those specified in the Transfer Notice. If the Transferring Shareholder does not complete the sale of the Transfer Shares within such ninety (90)-day period, the provisions of Clause 6.5 will apply again, and no Transfer of Shares or other Equity Securities of the Transferring Shareholder will be made other than in accordance with the terms of this Agreement. Any proposed Transfer to a Person other than the Proposed Transferee will be subject to the provisions of this Clause 6 as a separate Transfer.

6.6         Tag-Along Right and Right of First Refusal in respect of Transfer by Initial Shareholders.

(a)          Except for Transfer of Shares to a Permitted Transferee, if (i) the Transferring Shareholder is an Initial Shareholder, and (ii) such Transfer will result in a Change of Control of the Company, then each holder of Preferred Shares (“Tag Holder”) shall have the right to require the Proposed Transferee to purchase all (and no less than all) Preferred Shares held by such Tag Holder (the “Tag-Along Shares”) immediately prior to the sale of Transfer Shares by the Transferring Shareholder (the “Tag-Along Sale”). The Tag Holder participating in the Tag-Along Sale shall be referred to as the “Tag-Along Shareholder”. Subject to the provisions of Clause 6.6(d), the sale of the Shares of the Initial Shareholder and the holder of the Preferred Shares in a Tag-Along Sale shall be completed at the same time.

(b)          The Tag-Along Shareholder shall have the right to, exercisable upon written notice (“Tag-Along Notice”) to the Company and the Transferring Shareholder within fifteen (15) Business Days after its receipt of the Transfer Notice, require the Proposed Transferee to purchase the Tag-Along Shares at a price per share not less than the Transfer Price and on such other terms and conditions no more favorable to the Proposed Transferee than those specified in the Transfer Notice, subject to the maximum number of the Preferred Shares that the Proposed Transferee is willing to purchase. If the sum of Tag-Along Shares and Transfer Shares exceed the number of Shares that the Proposed Transferee is willing to purchase (“Maximum Sale Shares”), then the number of Transfer Shares shall first be reduced, and if after the number of Transfer Shares is reduced to zero and the number of Tag-Along Shares still exceeds the Maximum Sale Shares, then such Tag-Along Shares which may be sold by the Tag-Along Shareholder shall be reduced proportionately.

(c)          For the avoidance of doubt, as a condition precedent to the completion of the relevant Transfer by the Transferring Shareholder, the Tag-Along Shareholder(s) shall have already completed the Tag-Along Sale with respect to the Tag-Along Shares or completes such sale at the same time with the Transferring Shareholder. No Transfer Notice is required to be sent in respect of any Shares Transferred by a Tag-Along Shareholder pursuant to this Clause 6.6. Any failure to deliver the Tag-Along Notice within fifteen (15) Business Days after its receipt of the Transfer Notice will constitute an election not to exercise the right to participate in the Tag-Along Sale by the relevant Tag-Along Shareholder.

(d)         Upon delivering of a Tag-Along Notice, the Tag-Along Shareholder shall be obligated to proceed with closing of the Tag-Along Sale, as soon as practicable in accordance with the agreement with the Proposed Transferee and the terms of the Tag-Along Sale. If the Tag-Along Shareholder delivering the Tag-Along Notice fails to close the relevant Tag-Along Sale, then with respect to such Tag-Along Sale only, such Tag-Along Shareholder’s right to Transfer with the Transferring Shareholder in the relevant Tag-Along Sale shall lapse and the Transferring Shareholder shall be entitled to Transfer such number of Shares within ninety (90) days after the relevant scheduled closing as if the Tag Along Notice had not been served by such Tag-Along Shareholder.

(e)         The Transferring Shareholder and the Tag-Along Shareholder shall be responsible for their respective Taxes, fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Shareholder’s rights under this Clause 6.6.

6.7         Effect of Transfer.

(a)         After the completion of the Transfer, any Shareholder who Transfers any Transfer Shares in the Company will cease to be a holder of such Transfer Shares and will no longer have any right or privilege as a holder of such Transfer Shares.

(b)         Any Person who acquires in any manner whatsoever any Share or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, will be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Equity Securities of such Person was subject to or by which such predecessor was bound.

(c)          Notwithstanding any provision of this Agreement to the contrary, a Shareholder will not, by virtue of having Transferred all or any portion of its Equity Securities in the Company, be relieved of any obligations that has arisen under this Agreement prior to such Transfer; provided, however, that a Shareholder will be relieved of such obligations to the extent that: (i) such relief is approved by the Board; and (ii) such obligations are assumed by another Shareholder capable of fully performing or discharging such obligations.

6.8         General provisions applicable to all Transfers.

(a)          In addition to all other terms and conditions contained in this Agreement, no Transfer of Shares by a Shareholder may be completed or effective for any purpose unless:

(i)            all transferring Shareholder and proposed Transferee shall have executed and delivered to the Company a written Transfer form which complies with the Laws of Cayman Islands;

(ii)           all necessary third-party consents to the Transfer have been obtained;

(iii)          the proposed transferring Shareholder and the proposed Transferee shall have paid all reasonable expenses incurred by the Company (including any legal and accounting fees) in connection with such Transfer and the determination of the Fair Market Value;

(iv)          such Transfer will not violate any Law, regulation or other governmental rule, or any term and condition of this Agreement, or result in a violation thereof by the Company; and

(v)           any proposed Transferee of any Shares agrees in writing that it shall, upon the completion of such Transfer, assume the rights and obligations with respect to such Shares under this Agreement and (if such proposed Transferee is not a Party to this Agreement) become a party to this Agreement for such purpose (and execute the Deed of Adherence and deliver to each other Party to this Agreement), and any other agreement or instrument executed and delivered by such transferor in respect of such Shares;

(b)          No Non-Compliant Transfer. Notwithstanding anything to the contrary contained herein, any attempt by a Transferring Shareholder to Transfer any Share in violation of any provision of this Clause 6 shall be void, and the Company agrees it will not register such a Transfer nor will it treat any alleged Transferee as the holder of such Shares, and each other Party agrees that it will not register any indirect Transfer of Shares, nor will it treat any alleged Transferee as holder of its shares.

(c)          No Other Transfer. Notwithstanding any other provisions herein,

(i)             there shall not be any indirect Transfer of Shares (whether by way of transfer of shares in any Shareholder or its direct or indirect holding companies, but not including any potential indirect Transfers made on a stock exchange) other than Transfer to a Permitted Transferee or Transfers otherwise in accordance with this Agreement. The Company shall be entitled to terminate or suspend the defaulting Shareholder from enjoying any shareholder’s right relating to such Shares, and/or require any defaulting Shareholder to effect any further Transfer so as to restore the original ultimate ownership of such Shares as if such Transfer had not been effected (for the avoidance of doubt, such Transfer shall not be subject to Clauses 6.5 and 6.6).

(ii)           there shall not be any separate direct or indirect Transfer of legal or beneficial title of the Shares, and there shall not be any separate direct or indirect Transfer of any particular right or interest (including beneficial interest, economic interest, voting rights, or any other interest attached to such Shares) attached to the Shares other than Transfer to a Permitted Transferee or Transfers otherwise in accordance with this Agreement.

(iii)           unless in accordance with the provisions of this Agreement, without obtaining the consent of the Board, no Shareholder shall directly or indirectly issue its Equity Securities (but issuance involving listed companies is not subject to such restriction), or issue other Equity Securities that is exchangeable, convertible or attached with the rights to purchase its Equity Securities, which will render the direct or indirect shareholder of such Shareholder no longer indirectly holds the Shareholding Percentage held (on a fully look-through basis) by it before such issuance, however if such direct or indirect issuance is made by such Shareholder out of genuine business needs or as an employee incentives, and that such Shareholder has not directly or indirectly receive any economic interest therefrom, and that there is no change of control of the original shareholders as a result thereof, such direct or indirect issuance shall not be restricted by this Clause.

(d)          Further Assurances. Each Shareholder participating in a Transfer of any Shares pursuant to Clauses 6.2, 6.5 or 6.6 (a “Participating Seller”) whether in his, her or its capacity as a Participating Seller, Shareholder, officer or Director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer pursuant to Clauses 6.2, 6.5 or 6.6 hereof and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with Governmental Authority; and otherwise using commercially reasonable efforts to cooperate with the proposed transferor, as applicable.

(e)          Legend. Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Shareholder and their Permitted Transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDERS AND THE  COMPANY.”,

and the Company may annotate its register of members with an appropriate, corresponding legend. At such time as the related Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

6.9          Termination of Transfer Restrictions Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 6 shall terminate and be of no further force and effect.

7.           Preemptive Rights.

7.1         Grant of Preemptive Right. Subject to Clause 7.6, the Company hereby grants each of the Shareholders (each a “Preemptive Rights Holder”) the right (“Preemptive Right”) to subscribe up to such holder’s Preemptive Pro Rata Portion of additional Equity Securities of the Company that the Company may, from time to time, propose to issue to any Person (a “New Issuance” and any such Shares or Equity Securities of the Company, “New Securities”) (and any Oversubscription, as provided below), in accordance with the terms, conditions and procedures set forth in Clause 7.6.

7.2         Preemptive Pro Rata Portion. A Shareholder’s “Preemptive Pro Rata Portion” for purposes of the Preemptive Rights under this Clause 7 shall be a fraction (a) the numerator of which is the number of Shares held by such Shareholder (on a fully diluted, as converted and as-exercised basis) immediately prior to the issuance of New Securities giving rise to the Preemptive Rights, and (b) the denominator of which is the total number of Shares (on a fully diluted, as converted and as-exercised basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3         Procedures.

(a)          First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder a written notice of its intention to issue New Securities (“First Participation Notice”), describing the amount and type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have fifteen (15) Business Days from the date of delivery of any such First Participation Notice to such Preemptive Rights Holder to agree in writing to subscribe up to such Preemptive Rights Holder’s Preemptive Pro Rata Portion of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be subscribed (not to exceed such Shareholder’s Preemptive Pro Rata Portion). If any Preemptive Rights Holder fails to so respond in writing within such fifteen (15)-Business-Day period, then such Preemptive Rights Holder shall be forfeited the right hereunder to subscribe its Preemptive Pro Rata Portion of such New Securities, but such failure shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b)          Second Participation Notice; Oversubscription. If any Preemptive Rights Holder fails or declines to exercise its Preemptive Rights in full in accordance with Clause 7.3(a) above, the Company shall promptly give notice (the “Second Participation Notice”) to the participating Preemptive Rights Holder(s) who has or have exercised in full their Preemptive Rights in accordance with Clause 7.3(a) above. Each such Preemptive Rights Holder (each a “Oversubscription Participant”) shall have fifteen (15) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its intention to subscribe more than its Preemptive Pro Rata Portion of the New Securities (“Oversubscription”), stating the number of the additional New Securities it proposes to subscribe (the “Additional Number”). Such notice shall be made in writing, but such notice may also be made by telephone if confirmed in writing within five (5) Business Days thereafter. If, as a result thereof, such Oversubscription exceeds the aggregate number of the remaining New Securities available for subscription, each Oversubscription Participant will be cut back by the Company with respect to its Oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Shares (on a fully diluted, as converted and as-exercised basis) held by such Oversubscription Participant immediately prior to the issuance of New Securities giving rise to the Preemptive Rights and the denominator of which is the total number of Shares (on a fully diluted, as converted and as-exercised basis) held by all the Oversubscription Participants immediately prior to the issuance of New Securities giving rise to the Preemptive Rights. If any Oversubscription Participant fails to so respond within the Second Participation Period, then such Shareholder shall be deemed forfeited the right hereunder to subscribe such remaining New Securities.

7.4         Closing.

(a)          Once a notice is given by any Shareholder to exercise the Preemptive Right to subscribe for any New Securities, it constitutes a binding obligation upon such Shareholder to subscribe from the Company such number of New Securities as stated on such notice. Any New Issuance to a Preemptive Right Holder shall be completed within fifteen (15) Business Days (or, with respect to an ODI Investor, any other reasonable period as negotiated in good faith and agreed in writing by the Company and such ODI Investor) after expiration of the Second Participation Period.

(b)          Upon the completion of any New Issuance in accordance with this Clause 7, the Company will issue and deliver to each participating Preemptive Rights Holder a certificate in compliance with this Agreement and the Memorandum and Articles, evidencing the New Securities subscribed by such participating Preemptive Rights Holder, which shall be issued free and clear of any adverse Claim and any Encumbrances and the Company will so represent and warrant that such Shares will be, upon issuance thereof to each Preemptive Rights Holder and after payment therefor, duly authorised and validly issued. At the completion of any such New Issuance, each Preemptive Rights Holder must deliver payment in full by wire transfer of immediately available cleared funds of the subscription price for the New Securities subscribed by such Preemptive Rights Holder. At such completion, all Parties to such subscription shall execute such additional documents as the Board may reasonably considers to be necessary or appropriate.

(c)          In the event that any participating Preemptive Rights Holder fails to complete the New Issuance in accordance with this Clause 7.4, it shall indemnify any Loss incurred by the Company in connection therewith.

7.5         Rights not Exercised.

(a)          To the extent the Preemptive Right over any New Securities is not exercised or if any Preemptive Rights Holder fails to complete the New Issuance in accordance with Clause 7.4, then the Company shall have ninety (90) days following the issuance of the First Participation Notice to complete the issuance of such New Securities described in the First Participation Notice as have not been subscribed by way of the exercise of the Preemptive Right at the same or higher price and upon non-price terms not more favorable to the subscribers thereof than those specified in the First Participation Notice. The Company shall require the subscribers of the New Securities to join this Agreement by way of executing the Deed of Adherence, the form and substance of which shall be substantially the same as the form set forth in Exhibit A. Upon execution of such Deed of Adherence, each Party agrees that such subscribers shall become a Party to and shall enjoy such rights and have such obligations under this Agreement as an “Investor” or a holder of the Series A Preferred Shares. In the event that the Company has not issued such New Securities within such ninety (90)-day period, then the Company shall not thereafter issue any New Securities without again first offering such New Securities to the Shareholders pursuant to this Clause 7.

(b)          The election by a Preemptive Rights Holder not to exercise his or its Preemptive Rights under this Clause 7 in any one instance shall not affect its right (other than the effects caused by the reduction of its Shareholding Percentage, if applicable) to exercise its Preemptive Rights with respect to any future issuances of New Securities under this Clause 7. Any attempted issuance of such New Securities by the Company without first giving the Shareholders the rights described in this Clause 7 shall be void and of no force and effect.

7.6          Exempted Issuances. The provisions of Clause 7.1 through Clause 7.5 shall not apply to any issuance by the Company of Equity Securities:

(a)          in a Qualified IPO;

(b)          granted or issued to officers, employees, or Directors of the Company or any of its Subsidiaries as compensation for services pursuant to any ESOP;

(c)          upon the conversion of Convertible Securities or the issuance of any Equity Securities pursuant to the terms of the Equity Securities issued in compliance with (or not otherwise in violation of) this Clause 7 or otherwise previously approved in accordance with the terms of this Agreement;

(d)          to any existing Shareholders of a class, in connection with any split, subdivision, reverse split, combination, share dividend, share distribution or recapitalization of a class of outstanding Equity Securities of the Company made in compliance with the terms of this Agreement and the provisions of the applicable Laws; and

(e)          contemplated under the Transaction Documents,

and any Equity Securities so issued shall be excluded from the definition of “New Securities”.

7.7         Waiver. Except for the Preemptive Right set forth in this Clause 7, all Shareholders hereby waive any other pre-emptive rights they may have under the Company’s Memorandum and Articles and applicable Laws in respect of any New Issuance (as the case may be), and acknowledge that, if any Shareholder elects not to participate in any New Issuance, the Shares held by such Shareholder and its Shareholding Percentage will be diluted.

7.8         Termination of Preemptive Rights Provisions. Upon the consummation of a Qualified IPO, the rights and provisions set forth in this Clause 7 shall terminate and be of no further force and effect.

8.           Dividend Policy.

8.1          Dividend Entitlement. Any dividend declared or paid on the Series Pre-A Preferred Shares or the Series A Preferred Shares shall be non-cumulative. Holders of Ordinary Shares, holders of Series Pre-A Preferred Shares and holders of Series A Preferred Shares shall be entitled to dividend on each Share (on an as converted basis and as exercised basis) such Shareholder holds on a pari passu basis.

8.2         Dividend Declaration. Subject to requirements under applicable Laws, dividend on a Share may be declared by the Board by way of a resolution, or by the Shareholders by way of an Ordinary Resolution, provided that no dividend declared by the Shareholders may exceed the amount recommended by the Board.

8.3         Termination of Dividend Policy Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 8 shall terminate and be of no further force and effect.

9.           Initial Public Offering.

9.1          The Company shall use its reasonable best efforts to consummate a Qualified IPO on or prior to the fourth (4th) year anniversary of the Initial Closing Date, and each of the Existing Shareholders and the Investors shall use its commercially reasonable efforts to assist the Company with the consummation of such Qualified IPO within the foregoing timeframe. The Parties agree that the lock-up period after consummation of a Qualified IPO shall be the period as required by the relevant Governmental Authorities (including the relevant stock exchange) or underwriters, pursuant to the rules and regulations of the relevant Governmental Authorities and stock exchange or customary market practice on which the Ordinary Shares of the Company are or are to be listed, if not otherwise agreed in relation to the Qualified IPO.

9.2          Each Party hereby agrees to use its commercially reasonable efforts to (i) support and facilitate the consummation of a Qualified IPO on or prior to the fourth (4th) year anniversary of the Initial Closing Date, and (ii) cooperate in good faith and take any and all measures within its powers reasonably required to comply with any applicable Laws, and steps and measures as advised by the competent Governmental Authorities, and professional external advisors engaged by the Company for the purpose of consummating a Qualified IPO.

9.3          In the event that the Company fails to consummate a Qualified IPO on or prior to the fourth (4th) year anniversary of the Initial Closing Date (irrespective of any reasons) pursuant to Clause 9.1, (a) no Investor shall have any right to require the Company or any other Shareholders to redeem or buy back any or all of the Shares held by such Investor in the Company; and (b) the Company and the Investors shall, upon such failure, communicate and discuss with each other in good faith regarding the reasonable and appropriate arrangements, solutions or actions in respect of the development and additional financing of the Company, and the final satisfactory arrangements, solutions or actions shall be agreed by the Company and the Supermajority Preferred Shareholders.

10.        Restrictions on Investment in Company Competitors

10.1       Non-Compete. Each holder of Preferred Shares shall not, and each such holder of Preferred Shares shall procure its Affiliates not to, without the prior written consent of the Company, directly or indirectly, make any investment (regardless of form, nature or extent) in any Company Competitor (“Investee Company Competitor”).

10.2       Exceptions. Notwithstanding the Clause 10.1 and subject to Clause 10.3, any holder of Preferred Shares and/or its Affiliates (collectively “Investing Holder”) is/are entitled to make an investment or continue to hold its/their investment in an Investee Company Competitor:

(a)           if, as a result of such investment, such Investing Holder collectively and beneficially holds or controls less than one percent (1%) of the equity interest in any Investee Company Competitor (on a fully-diluted and as converted basis) (provided, with respect to any Company Competitor that is already publicly listed, the foregoing shareholding percentage limit shall be three percent (3%) for so long as such equity stake in such Company Competitor is acquired solely on the secondary market);

(b)          if such investment is made prior to such Investing Holder becoming a Shareholder of the Company and that such investment shall have been fully and accurately disclosed to and approved by the Company in writing prior to such Investing Holder becoming a Shareholder of the Company, subject to the condition set forth in Clause 10.3 being complied with at all times; or

(c)          if such investment is made prior to such Investee Company Competitor becoming a Company Competitor, provided that such Investing Holder shall have delivered a written notice to the Company promptly thereafter specifying all material terms and condition of such investment (including the shareholding percentage of such Investing Holder in the Investee Company Competitor, the rights of the director(s) (if any) and/or the observer(s) (if any) designated by such Investing Holder to the board of directors of the Investee Company Competitor, the veto right of such Investing Holder and other company governance rights, benefits or powers enjoyed by such Investing Holder thereunder), subject to the condition set forth in Clause 10.3 being complied with at all times.

10.3       Condition to Exceptions. Where the Investing Holder as referred to in Clause 10.2(b) has become a Shareholder or where the Investee Company Competitor as referred to in Clause 10.2(c) has become a Company Competitor, such Investing Holder or its Affiliate shall not, directly or indirectly, make additional investment or increase investment (regardless of the approaches such as exercising the preemptive right, right of first offer, right of first refusal, options, warrants or otherwise) in such Investee Company Competitor without the prior written consent of the Company (unless, with such additional investment, the exception set forth in Clause 10.2(a) is still being met).

10.4       Termination of Restrictions on Investment in Company Competitors Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 10 shall terminate and be of no further force and effect.

11.        Information Right.

11.1       Information rights.

(a)          The Company will deliver or cause to be delivered to each Shareholder that holds Series Pre-A Preferred Shares and/or Series A Preferred Shares representing a Shareholding Percentage of not less than 0.3% (on a fully-diluted and as converted basis) (a “Qualified Information Recipient”), prior to the consummation of a Qualified IPO, the copy of the following (collectively, the “Information Materials”):

(i)            audited annual financial statements (on a consolidated basis and including balance sheets and statements of income and cash flows) for the current Fiscal Year and a statement of any changes in financial position of the Company for such Fiscal Year, within ninety (90) days after the end of such Fiscal Year;

(ii)            unaudited half-yearly management accounts for the period commencing on January 1 of the current Fiscal Year and ending on June 30 of such Fiscal Year, within sixty (60) days after June 30 of such Fiscal Year; and

(iii)           unaudited quarterly management accounts and, other documents, data or information of the Company which will be discussed and agreed on between the Company and the Investors in good faith, for the period commencing on the first day of a calendar quarter (being January 1, April 1, July 1 or October 1) and ending on the last date of such calendar quarter (being March 31, June 30, September 30 or December 31) (as the case may be), within forty-five (45) days after the last date of such period.

Provided in each case, the Company shall, in its sole and absolute discretion and judgment, have the right to redact, delete or otherwise withhold any information contained in the copy of the Information Materials to be provided or delivered to each Qualified Information Recipient pursuant to this Clause 11.1(a) that will be or is likely to be competitively sensitive information or adversely affect or disruptive to any potential transaction involving the Company or any of its Affiliates.

(b)          Notwithstanding any other provision in this Agreement and without prejudice to any other rights or remedies available to the Company or any other relevant Party under Law or in equity, on and from the Initial Closing Date, any Qualified Information Recipient shall cease to have, enjoy or exercise its right to request or receive the Information Materials from the Company as set forth in Clause 11.1(a) if:

(i)            such Qualified Information Recipient breaches or fails to comply with (A) any of its representations and warranties in relation to its absence of the interests in any Company Competitor pursuant to Section 8 of Schedule 4 of the Share Purchase Agreement and/or Clause 10 of this Agreement; (B) its obligations in relation to the Transfer restrictions to any Company Competitor pursuant to Clause 6.4 of this Agreement; or (C) its obligation in respect of the Information Materials under Clause 11.2 of this Agreement; or

(ii)           (A) such Qualified Information Recipient, together with its Affiliates, becomes the beneficial owner of any Equity Securities in any Company Competitor (except for, with respect to any Company Competitor that is already publicly listed, an equity stake in such Company Competitor that is acquired solely on the secondary market and constitutes less than three per cent (3%) of the total outstanding shares of such Company Competitor); or (B) any Company Competitor becomes the beneficial owner of more than one per cent (1%) of the total Equity Securities in such Qualified Information Recipient or any of its Affiliates.

11.2       Acknowledgement and Undertaking. Each Qualified Information Recipient hereby confirms and acknowledges that any or all of the Information Materials as referred to in Clause 11.1 may constitute material non-public information with respect to Geely Auto, and undertakes that it shall (and it shall procure its employees and directors to and use its commercially reasonable efforts to procure its other Representatives who have received such Information Materials from such Qualified Information Recipient or from the Company as per the request or instruction of such Qualified Information Recipient to) hold, protect and use the Information Materials that are in the possession of such Qualified Information Recipient or its Representative(s) after his/her/its receipt of such Information Materials in accordance with the applicable Laws (including but not limited to the relevant requirements or restrictions imposed by the applicable securities Laws with respect to the sale, purchase or otherwise trading of the shares of Geely Auto).

11.3       Termination of Information Right Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 11 shall terminate and be of no further force and effect.

12.        Registration Rights. The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States.

12.1       Demand Registration

(a)          Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fourth (4th) anniversary of the Initial Closing Date or (ii) the date that is six (6) months after the closing of the Qualified IPO, Holder(s) holding 30% or more of the issued and outstanding Registrable Securities (on an as-converted basis) may request in writing that the Company effect the Registration of the Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after receipt of the such written request, to be Registered and/or qualified for sale and distribution in the United States. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Clause 12.1(a) that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Clause 12.1(a) is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Clause 12.1(a).

(b)         Registration on Form F-3 or Form S-3. The Company shall use its commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3, any Holder may request the Company to file a Registration Statement on Form F-3 or Form S-3, including without limitation any Registration Statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within twenty (20) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in the relevant jurisdiction within sixty (60) days of the receipt of such request. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Clause 12.1(b); provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Clause 12.1(b) is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Clause 12.1(b).

(c)          Right of Deferral.

(i)            The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Clause 12:

(A)          if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Clause 12.1(a) and Clause 12.1(b), the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its commercially reasonable efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Clause 12.2 (other than an Exempt Registration);

(B)         during the period starting with the date of filing by the Company of and ending 180 days following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Clause 12.2 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(C)         in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii)           If, after receiving a request from Holders pursuant to Clause 12.1(a) or Clause 12.1(b), the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its Shareholders for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in this Clause 12.1(c)(ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Exempt Registrations contemplated by Clause 12.2(d)).

(d)           Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Clause 12.1(a) or Clause 12.1(b), the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Clause 12.1(a) and Clause 12.1(b) . In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Clause 12.1(a) or Clause 12.1(b), the underwriters may (i) in the event the offering is the Company's Qualified IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that any Initiating Holder shall have the right to withdraw its request for Registration from underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Clause 12.1(a) and Clause 12.1(b), as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

12.2	Piggyback Registration

(a)           Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder's Equity Securities, in connection with the public offering of such securities (except for Exempt Registration as set forth in Clause 12.2(d)), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its commercially reasonable efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

(b)           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Clause 12.2(a) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Clause 12.3(c).

(c)           Underwriting Requirements.

(i)            In connection with any offering involving an underwriting of the Company's Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under Clause 12.2 unless such Holder's Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Clause 12.2 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company's Qualified IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling Shareholders are included), or (ii) otherwise exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other equity securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)           If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

(d)           Exempt Registration. The Company shall have no obligation to Register any Registrable Securities under Clause 12.2 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act; or (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

12.3	Registration Procedure

(a)          Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)            Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii)           Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)          Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)          Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)          Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(vii)         Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)        Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its commercially reasonable efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a Fiscal Year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such Registration Statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)           Not, without the prior consent of the Holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Securities Act;

(x)            Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)           Take all reasonable actions necessary to list the Registrable Securities on the primary exchange on which the Company's securities are then traded or, in connection with an Qualified IPO, the primary exchange on which the Company's securities will be traded.

(b)           Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder's Registrable Securities.

(c)           Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers' and accounting fees, fees charged by any share registration and/or depository agent, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration). In addition, the Company shall not be required to pay for expense for any special audit conducted for the purpose of such Registration in excess of US$25,000 (in which case, all participating Holders shall bear such excess special audit expense pro rata based upon the number of Registrable Securities to be Registered in such Registration).

12.4	Registration-Related Indemnification

(a)	Company Indemnity.

(i)            To the maximum extent permitted by Law, the Company shall indemnify and hold harmless each Holder, such Holder's partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, Claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, Claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (B) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws. The Company will reimburse each such Holder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, Claim, damage, liability or action.

(ii)           The indemnity agreement contained in Clause 12.4(a) hereof shall not apply to amounts paid in settlement of any such loss, Claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, Claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder's partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned Person, or any Person controlling such Holder, from whom the Person asserting any such losses, Claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned Person to such Person, if required by Law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, Claim, damage or liability.

(b)	Holder Indemnity.

(i)            To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, Claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, Claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Clause 12.4(b), for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, Claim, damage, liability or action. No Holder's liability under Clause 12.4(b) shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii)           The indemnity contained in Clause 12.4(b) shall not apply to amounts paid in settlement of any such loss, Claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

(c)           Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Clause 12.4(a) or Clause 12.4(b) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a Claim in respect thereof is to be made against any indemnifying party under Clause 12.4(a) or Clause 12.4(b), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Clause 12.4, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 12.4. No indemnifying party, in the defense of any such Claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such Claim or litigation.

(d)           Contribution. If any indemnification provided for in Clause 12.4(a) or Clause 12.4(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, Claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, Claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, Claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder's liability under Clause 12.4(d), when combined with such Holder's liability under Clause 12.4(b), shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(e)           Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            Survival. The obligations of the Company and Holders under this Clause 12.4 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

12.5	Additional Registration-Related Undertakings

(a)           Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3, the Company agrees to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of a Qualified IPO;

(ii)           file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(iii)          at any time following ninety (90) days after the effective date of the Qualified IPO, promptly furnish to any Holder holding Registrable Securities, upon request (A) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3.

(b)           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (A) to include such Equity Securities in any Registration filed under Clause 12.1 or Clause 12.2, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (B) to demand Registration of their Equity Securities, or (C) cause the Company to include such Equity Securities in any Registration filed under Clause 12.1 or Clause 12.2 on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

(c)           “Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company's Qualified IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (A) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities of the Company, whether any such transaction described in subclauses (A) or (B) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to Clause 12.5(c), (y) Clause 12.5(c) shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company's Qualified IPO are intended third party beneficiaries of Clause 12.5(c) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(d)           Termination of Registration Rights. The registration rights set forth in Clause 12.1 and Clause 12.2 above shall terminate on the later of (i) the fifth (5th) anniversary after the date of closing of a Qualified IPO, and (ii) with respect to any Holder, the date following a Qualified IPO on which such Holder holds less than 1% of the Equity Securities of the Company and all Registrable Securities may be sold under Rule 144 of the Securities Act in any ninety (90)-day period.

(e)           Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

12.6	Assignment of Registration Rights.

The rights to cause the Company to register Registrable Securities pursuant to this Clause 12 may be assigned (but only with all related obligations) by (a) a Holder that is a partnership, to any partner, retired partner or Affiliated fund of such Holder, (b) a Holder that is a limited liability company, to any member or former member of such Holder, (c) a Holder who is an individual, to such Holder's family member or trust for the benefit of such Holder or such Holder's family member, (d) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, (e) a Holder in respect of transfer of all securities held by such Holder, or (f) to any other Person who immediately after such assignment becomes the Holder of at least 2% of Registrable Securities; provided (in all cases) (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (C) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

13.	Liquidation Preference.

13.1        Liquidation Preference. In the event of any liquidation, dissolution or winding up or a Trade Sale (unless otherwise determined or elected by the Supermajority Preferred Shareholders), the assets of the Company legally available for distribution shall be distributed among the Shareholders in the following order and manner (from subclauses (a) to (d)):

(a)           first, pay any costs, fees, expenses and the debts owed in connection with the liquidation as required by applicable Laws (such as wages, adviser’s fees, etc.);

(b)           second, if after the distribution in accordance with subclause (a) above, there are still remaining assets available for distribution, each of the holders of the then outstanding Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held thereby, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series Pre-A Preferred Shares and holders of Ordinary Shares, an amount equal to the higher of (i) its Series A Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) and (ii) the amount which such holder is entitled to in respect of such Series A Preferred Share, assuming that such Series A Preferred Share is converted into Ordinary Shares. If there is insufficient asset to make payment of the foregoing amounts in full to all holders of the then outstanding Series A Preferred Shares, then such assets shall be distributed among such holders simultaneously, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon;

(c)           third, if after the distribution in accordance with subclauses (a) and (b) above, there are still remaining assets available for distribution, each of the holders of the then outstanding Series Pre-A Preferred Shares shall be entitled to receive for each Series Pre-A Preferred Share held thereby, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, an amount equal to the higher of (i) its Series Pre-A Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) and (ii) the amount which such holder is entitled to in respect of such Series Pre-A Preferred Share, assuming that such Series Pre-A Preferred Share is converted into Ordinary Shares. If there is insufficient asset to make payment of the foregoing amounts in full to all holders of the then outstanding Series Pre-A Preferred Shares, then such assets shall be distributed among such holders simultaneously, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon; and

(d)           fourth, if after the distribution in accordance with subclauses (a) to (c) above, there are still remaining assets available for distribution, any remaining assets available for distribution shall be distributed ratably to the holders of outstanding Ordinary Shares (for avoidance of doubt, no holders of the Series A Preferred Shares or the Series Pre-A Preferred Shares shall be entitled to participate in such distribution in accordance with this Clause 13.1(d)). If there is insufficient asset to make payment of the foregoing amounts in full to all holders of Ordinary Shares, then such assets shall be distributed among the holders of Ordinary Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

13.2        In-kind Consideration. If the consideration received by the Company or its Shareholders in a liquidation is other than cash, subject to obtainment of any necessary consents under the applicable Laws, the valuation of such consideration in-kind shall be determined by an independent valuer jointly appointed by the Company and the Simple Majority Preferred Shareholders through consultation and agreement, and such valuation shall be binding on all Parties.

13.3        Termination of Liquidation Preference Provisions. The liquidation preference as stated in this Clause 13 shall terminate before the date of the first filing of the listing application to the relevant stock exchange in connection with the Qualified IPO of the Company, provided that, upon the earlier of (i) the withdrawal of such listing application by the Company, and (ii) the failure of such listing application, the liquidation preference as stated in this Clause 13 shall be automatically restored in full force and effect as if no such listing application had been filed.

14.	Conversion Rights.

14.1        Conversion of Preferred Shares. The holders of Preferred Shares shall have the rights to convert any or all of the Preferred Share(s) held by such holder(s) into Ordinary Share(s) pursuant to this Clause 14.

14.2        Conversion Price and Conversion Ratio. The “Applicable Conversion Price” means, with respect to the Series Pre-A Preferred Shares, the then-effective Series Pre-A Conversion Price and, with respect to the Series A Preferred Shares, the then-effective Series A Conversion Price. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series Pre-A Preferred Share shall be the quotient of the Series Pre-A Issue Price divided by the then effective Series Pre-A Conversion Price, which shall initially be US$3.9535 (the “Series Pre-A Conversion Price”) resulting in an initial conversion ratio for Series Pre-A Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series A Preferred Share shall be the quotient of the Series A Issue Price divided by the then effective Series A Conversion Price, which shall initially be US$5.3811 (the “Series A Conversion Price”) resulting in an initial conversion ratio for Series A Preferred Shares of 1:1.

14.3        Optional Conversion. Subject to applicable Law and the Memorandum and Articles, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Preferred Share and prior to a Qualified IPO, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the Applicable Conversion Price.

14.4        Automatic Conversion. Each Preferred Share shall automatically be converted, based on the Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified IPO, or (ii) with respect to the Series Pre-A Preferred Share, the date specified by written consent or agreement of the holders of a majority of the then outstanding Series Pre-A Preferred Shares and with respect to the Series A Preferred Share, the date specified by written consent or agreement of the holders of a majority of the then outstanding Series A Preferred Shares. Any conversion pursuant to this Clause 14.4 shall be referred to as an “Automatic Conversion”.

14.5        Conversion Mechanism. The conversion hereunder of any Preferred Share shall be effected in the following manner:

(a)           Except as provided in Clause 14.5(b) and Clause 14.5(c) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor at the office of the Company or of any transfer agent for such share and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall effect such conversion by the redemption and cancellation of the Preferred Shares to be converted and applying the proceeds thereof towards payment for the allotment and issuance of such number of Ordinary Shares receivable upon such conversion. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(b)           Upon the occurrence of an event of Automatic Conversion, the holders of Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which the Series Pre-A Preferred Shares or Series A Preferred Shares surrendered were convertible on the date on which such Automatic Conversion occurred. Upon such Automatic Conversion, the outstanding Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable shall be converted automatically into Ordinary Shares without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the Automatic Conversion of any Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable unless the certificate or certificates evidencing such Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company may effect such conversion in any manner available under applicable Law, including redeeming or repurchasing the relevant Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable and applying proceeds thereof towards payment of the new Ordinary Shares.

(c)           No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the Applicable Conversion Price for the Preferred Shares, or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(d)           Upon conversion, all declared but unpaid share dividends on the Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the Preferred Shares shall be paid either in cash, or in any other manner as mutually agreed by the converting holder of Preferred Shares and the Company.

14.6        Adjustment of Applicable Conversion Price. The Applicable Conversion Price shall be adjusted from time to time as provided below:

(a)           Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution only to the holders of Ordinary Shares payable in additional Ordinary Shares, the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c)           Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares only to the holders of Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(d)           Adjustments for Reorganization, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Clause 13.1), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(e)           For the avoidance of doubt, no adjustment shall be made to the Applicable Conversion Price if this would result in the Applicable Conversion Price falling below the par value of the Ordinary Shares. In such cases, the Applicable Conversion Price would be equal to the par value of the Ordinary Shares.

14.7        Adjustments to Applicable Conversion Price for Dilutive Issuance.

(a)           New Securities. For the purpose of this Clause 14.7, the “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Clause 14.7(c), deemed to be issued) by the Company after the date hereof, other than the following:

(i)            any Ordinary Shares (or other securities exercisable for such Ordinary Shares) (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Shares and the like) issued or issuable to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to any ESOP;

(ii)           Ordinary Shares issued or issuable pursuant to a share split, share dividend, share combination, recapitalization or other similar transactions of the Company, as described in Clause 14.6;

(iii)          Ordinary Shares issued or issuable upon the conversion of the Preferred Shares or Convertible Securities pursuant to the terms thereof;

(iv)          securities issued in connection with any bona fide acquisition of any Person or bona fide acquisition of all or substantially all of the assets of any Person (whether in an individual transaction or a series of related transactions), that is approved by the Board;

(v)           any securities issued pursuant to a Qualified IPO; and

(vi)          securities issued or issuable pursuant to unanimous approval of the Board, which are not offered to any existing Shareholder of the Company.

(b)           No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price shall be made in respect of the issuance of New Securities unless the consideration per Share (determined pursuant to Clause 14.7(e) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect on the date of, and immediately prior to such issuance, as provided for by Clause 14.7(d). No adjustment in the Applicable Conversion Price otherwise required by this Clause 14 shall affect any Ordinary Shares issued upon conversion of any Preferred Share prior to such adjustment. Notwithstanding any provision of this Agreement, in the event any adjustment made under this Clause 14 results in the Applicable Conversion Price per Share to be less than the par value of such Share, then the Applicable Conversion price per Share shall be deemed to be equal to the par value of such Shares.

(c)           Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the consideration per Share (determined pursuant to Clause 14.7(e) hereof) of such New Securities would be less than the Applicable Conversion Price in effect on the date of and immediately prior to such issue or record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)            no further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)          no readjustment pursuant to Clause 14.7(c)(ii) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the Applicable Conversion Price in effect immediately prior to the deemed issuance of New Securities that triggered the adjustment and resulted in such readjustment (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Shares and the like);

(iv)          upon the expiration or lapse or forfeiture of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A)          in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)          in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Clause 14.7(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(v)           if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Clause 14.7(c) as of the actual date of their issuance.

(d)           Adjustment of Applicable Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities, at any time after the date hereof, without consideration or for a consideration per share received by the Company (determined pursuant to Clause 14.7(e) hereof) less than the Applicable Conversion Price on the date of and immediately prior to such issue, then and in such event, the Applicable Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below. The mathematical formula for determining any adjustment of the Applicable Conversion Price is as follows and is subject to the more detailed textual description set forth thereafter:

NCP = OCP * (CS + (NP/OCP))/(CS + NS)

WHERE:

NCP = the New Applicable Conversion Price

OCP = the existing Applicable Conversion Price immediately before the new issue (“Old Applicable Conversion Price”)

CS = the total outstanding Ordinary Shares immediately before the new issue plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options

NP = the total consideration received for the issuance or sale of the New Securities

NS = the number of New Securities issued or sold

The New Applicable Conversion Price shall be the amount equal to the price determined by multiplying the Old Applicable Conversion Price, by a fraction:

A.	the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options plus the number of Ordinary Shares which the aggregate consideration received by the Company for the issuance of the total number of New Securities would purchase at the Old Applicable Conversion Price; and

B.	the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options plus the number of such New Securities so issued.

(e)           Determination of Consideration. For purposes of this Clause 14.7(e), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)            Cash and Property. Such consideration shall:

(A)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(B)          insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue; and

(C)          in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in subclauses (A) and (B) above, as reasonably determined in good faith by the Board.

(ii)           Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Clause 14.7(c) hereof, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in Clause 14.7(e)(i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)            Certificate of Adjustment. In the case of any adjustment or readjustment of the Applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books and records. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(g)           Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Applicable Conversion Price or the number or character of the Series Pre-A Preferred Shares or the Series A Preferred Shares as set forth herein, the Company shall give notice to the holders of such Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Series Pre-A Preferred Shares or the Series A Preferred Shares, as applicable. In the case of any action which would require the fixing of a record date, such notice shall be given at least five (5) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

(h)           Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purpose.

(i)            Notice. Any notice required or permitted pursuant to this Clause 14.7 shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books and records of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by electronic mail, service shall be deemed to be effected by transmitting the electronic mail to the electronic mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient.

(j)            Payment of Taxes. The Company will pay all Taxes (other than Taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any Tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

14.8        Termination of Conversion Rights Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 14 shall terminate and be of no further force and effect.

15.	Term.

15.1        Termination. This Agreement will terminate with respect to any Shareholder or such Shareholder’s successor or permitted assignee or Transferee, when such Shareholder or successor or assignee or Transferee no longer beneficially owns any Shares, and this Agreement will terminate automatically upon the Company only having one Shareholder (either through Transfer, redemption or repurchase of Shares or otherwise).

15.2        Effect of Termination. The valid termination of this Agreement in accordance with Clause 15.1 shall terminate all rights and obligations of such Parties and none of such Parties shall have any liability to the other Parties hereunder, except that (a) Clauses 16 (Confidentiality), 17 (Announcement), 18 (Notices and Other Communications), 19 (Miscellaneous) and 21 (Governing Law and Dispute Resolutions) shall survive the termination, and (b) nothing herein shall relieve any Party from liabilities for any breach of any covenant or agreement in this Agreement prior to such termination.

16.	Confidentiality.

16.1        Confidentiality. Each Party shall keep all Confidential Information in strictest confidence and shall not disclose or use any such Confidential Information to any other Person without the prior written consent of the Party (or Parties) supplying such Confidential Information, except where such information:

(a)            is or becomes available to the public (other than as a result of any unauthorized disclosure into the public domain by the Party (or Parties) receiving such information);

(b)            is already known to the Party before such Party receiving such information from another Party (or Parties) providing such Confidential Information and the first Party is not subjected to any confidential obligations;

(c)            is already known by the Party from sources other than the Party (or Parties) providing the Confidential Information, and does not involve any breach of confidentiality obligations between such source and the Party (or Parties) providing such Confidential Information;

(d)            is independently developed by that Party;

(e)            is required to be disclosed by any applicable Law (including, without limitation, the rules of any relevant securities exchange) or by the order of any court of competent jurisdiction, regulatory authorities or Governmental Authorities;

(f)            is required in order to facilitate the performance or implementation of the transaction contemplated under this Agreement (but only to the extent necessary), including disclosure to competent superior authorities;

(g)           is made available by any of the Shareholders to any of their current or bona fide potential investors, shareholders, directors, employees, investment bankers, lenders, business collaborators, accountants, attorneys or other professional advisors, in each case only where such Persons or entities agree to confidentiality obligations similar to those set out in this Clause 16; or

(h)           is made available by any Party to any of its current or bona fide potential investors, shareholders, directors, employees, officers, and/or legal, financial or other professional advisors and that such investors, shareholders, directors, employees, officers and/or advisors are bound by confidentiality obligations similar to those set out in this Clause 16.

16.2        Privilege. Where any Confidential Information is also privileged, the waiver of such privilege is limited to the purposes of this Agreement and does not, and is not intended to, result in any wider waiver of the privilege. Any Party hereto in possession of any Confidential Information relating to any other Party hereto (a “Privilege Holder”) shall take all reasonable steps to protect the privilege of the Privilege Holder therein and shall inform the Privilege Holder if any step is taken by any other Person to obtain any of its privileged Confidential Information.

17.	Announcement.

17.1        Restrictions. Subject to Clause 17.2, and whether or not any restriction contained in Clause 16 applies, no Party shall make any announcement (including any communication to the public, to any customers or suppliers of the Company, or to all or any of the employees of the Company) concerning the provisions or subject matter of this Agreement or containing any information about the other Party without the prior written approval of the other Parties (which shall not be unreasonably withheld or delayed).

17.2        Permitted Announcements. Clause 17.1 shall not apply and no consent from any Party will be required, if and to the extent that such announcement is required by Law or by any supervisory, regulatory or governmental body having jurisdiction over it or its Affiliates (including the Stock Exchange and Securities and Futures Commission of Hong Kong and the Commission) and provided that any such announcement shall be made only after consultation with the other Parties to the extent practicable.

18.	Notices and Other Communications.

18.1        Form - All Communications. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given:

(a)           by delivering or leaving such notice at the address as stated in Schedule 4;

(b)           by sending it by next-day or second-day courier service to the address as stated in Schedule 4;

(c)           by electronic mail to such address as stated in Schedule 4;

(d)           by fax to the fax number as stated in Schedule 4;

(e)           or as otherwise permitted by Law,

provided that the contact information set forth in Schedule 4 may be changed by such Party by giving prior written notice to the other Parties to this Agreement in accordance with this Clause 18, and any such change shall take effect two (2) Business Days’ after such notice is effective or deemed to be effective. Any notice sent pursuant to this Clause 18 shall be addressed to the relevant attention as specified in Schedule 4.

18.2        When Effective.

(a)           Where a notice is given by delivering or leaving such notice at the address as stated in Schedule 4, service of the notice shall be deemed to be effected immediately.

(b)           Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognised courier a letter containing the notice, with a request for written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused by the intended recipient) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid.

(c)           Where a notice is sent by fax, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation, with a successful transmission record generated by such transmitting organisation, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.

(d)           Where a notice is sent by electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day, unless where a notification of failure of transmission is generated by the electronic mailing system, in which case service of the notice shall be deemed to be effected at the time of receipt by the intended recipient.

19.	Most Favored Nation.

19.1        Most Favored Nation. Unless otherwise provided in this Agreement or any other Series Pre-A Transaction Document, the rights, privileges and benefits granted to a holder of the Series Pre-A Preferred Shares on an overall basis, shall not be junior or subordinated and shall at all times be at least equal to the rights, privileges and benefits granted to all other holders of the Series Pre-A Preferred Shares. Unless otherwise provided in this Agreement or any other Transaction Document, the rights, privileges and benefits granted to an Investor, on an overall basis, shall not be junior or subordinated and shall at all times be at least equal to the rights, privileges and benefits granted to holders of the Series Pre-A Preferred Shares and all other holders of the Series A Preferred Shares.

19.2        Termination of Most Favored Nation Provisions. Upon the consummation of a Qualified IPO, the rights and provisions of this Clause 19 shall terminate and be of no further force and effect.

20.	Miscellaneous.

20.1	Currency.

(a)           Except as otherwise specified herein, if, for the purposes of any calculation and payment hereunder, it is necessary to convert a sum in any currency into another currency, the Parties agree, to the fullest extent permitted by Law, that the rate of exchange used shall be the exchange rate published by the applicable bank wherein the account is opened when purchasing the foreign exchange.

(b)           Unless otherwise agreed in writing, any sum of money payable by any Party to the other Party pursuant to any terms and conditions of the Transaction Documents executed in connection with the transactions contemplated herein, shall not be set-off against any sum of money payable by that other Party to such Party under any of the aforesaid documents.

20.2        Gross-up. All payments to be made under this Agreement shall be made free and clear of and without any deduction, withholding, fees, charges and costs (“Deductions”). In the event any paying Party is required by applicable Laws or contracts to make any Deductions by such paying Party at or before the time of payment, then the actual amount payable by such Party shall be increased to the extent necessary to ensure that the receiving Party receives a sum net of any Deductions, equal to the sum which it would have received had no such Deductions been made or required to be made.

20.3        Amendments and Waivers.

(a)           This Agreement (including the Schedule and Exhibit hereto) may be amended or modified, only by an agreement in writing signed by the Company, each Initial Shareholder and the Supermajority Preferred Shareholders (solely for this purpose, all Preferred Shares shall vote as a single class), provided that (i) this Clause 20.3(a) (Amendment and Waivers) shall only be amended or modified by all Parties hereto, (ii) any other amendment or modification to, or any waiver of, any provision of this Agreement (including the Schedule and Exhibit hereto) which may adversely and disproportionately affect any Party’s rights, preference or privileges shall require the prior written consent of such Party, (iii) any amendment to this Agreement that reduces, removes, or otherwise prejudices the rights, preferences, privileges or powers attached to the Series Pre-A Preferred Shares to the effect such rights, preference or privileges is prejudiced or adversely affected shall require the prior written consent of the Supermajority Series Pre-A Preferred Shareholders, and (iv) any amendment to this Agreement that reduces, removes, or otherwise prejudices the rights, preferences, privileges or powers attached to the Series A Preferred Shares to the effect such rights, preference or privileges is prejudiced or adversely affected shall require the prior written consent of the Supermajority Series A Preferred Shareholders. For the avoidance of doubt, all amendment to this Agreement (including the Schedule and Exhibit hereto) made in accordance with this Clause 20.3(a) shall be binding on all Parties. The Company shall circulate such amendment to all Parties hereto as soon as practicable after such amendment becomes effective.

(b)           The provisions, rights, privileges, benefits and interests entitled by any Party under this Agreement may only be waived by such Party in writing. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

(c)           Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at Law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

20.4        Entire Agreement. This Agreement (including the Schedule and Exhibit hereto) constitute the entire agreement among the Parties with respect to its subject matter and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter of this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Agreement, which shall be null and void and have no force or effect whatsoever as of the date of this Agreement.

20.5        Assignment and Successors; No Third-Party Rights.

(a)           This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement.

(b)           The rights and obligations hereunder shall not be assignable by any Party, unless such rights are assigned in connection with a Permitted Transfer in compliance with Clause 6.2 or another Transfer of Share in compliance with Clause 6. Any attempted assignment of rights or obligations in violation of this Clause 20.5 shall be null and void.

(c)           Unless otherwise expressly provided in this Agreement, a Person who is not a Party shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce, or to enjoy the benefit of, any term of this Agreement. Notwithstanding the foregoing, any amendments, revocation, variation or modifications to this Agreement shall be made in accordance with Clause 20.3 and consent of any other Person is not required.

20.6        Anti-Money Laundering and KYC. The Investors shall use their best endeavour to cooperate with the Company in connection with clearance of anti-money laundering and terrorist financing procedures as required by banks or other financial institutions having dealings with the Company, including without limitation, providing information required in any know-your-customer questionnaire and other relevant documents, attending interviews and answering enquiries if necessary.

20.7        Severability. If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the Laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

20.8        Time Is of Essence. Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the Parties hereto but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid time shall be of the essence.

20.9        No Other Warranty and Representation. Other than the representations and warranties as set forth in this Agreement, there are no other representation and warranties (express or implied) made by the Parties (or their Affiliates, Representatives or other Persons) in respect of this Agreement. Each of the Parties acknowledges that such Party does not rely on and is not induced by any representation or warranties (other than the representations and warranties as set forth in this Agreement) made by the other Parties in respect of entering into and preforming this Agreement.

20.10      Rules of Constructions. In the negotiation of this Agreement, each Party has received advice from its own attorney. No rule of construction applies to the disadvantage of a Party because such Party was responsible for the drafting of any provision of this Agreement or any part thereof.

20.11     Remedies; Specific Performance. Each of the Parties hereto shall have all remedies available at Law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by any Party. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that, in addition to any other remedy to which they are entitled at Law or in equity, each of the Parties hereto shall be entitled to specific performance of the obligations of the other Parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. Each Party expressly waives any requirement that any other Party obtain any bond or provide any indemnity in connection with any Claim seeking injunctive relief or specific enforcement of the provisions of this Agreement.

20.12     Conflict with Memorandum and Articles. In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Memorandum and Articles, the provisions of this Agreement shall prevail as between the Shareholders only for so long as this Agreement remains in force. Each of the Shareholders shall take all Necessary Actions as to give effect to the provisions of this Agreement and, if necessary, to procure (in each case so far as it is able to do so) any required amendment to the Memorandum and Articles in accordance with Clause 2.3(b).

20.13     Expenses. Each Party will pay its respective direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and Representatives.

20.14     Language. This Agreement shall be executed and delivered in English language.

20.15     Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. This Agreement is effective as against the Shareholders after the delivery of one executed counterpart from each Party to the other Parties. The signatures of all Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in person.

20.16     Further Assurances. Each Party hereto will do and perform, or cause to be done and performed, all such further Necessary Actions, acts and things and will execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

20.17     No Fetter of Statutory Powers. For the avoidance of doubt, the Company is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This shall not affect the validity of the relevant provision as between the other parties to this Agreement or the respective obligations on the other parties as between themselves under this Agreement.

21.          Governing Law and Dispute Resolution.

21.1        Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to the principles of conflicts of Laws thereunder.

21.2        Dispute Resolution.

(a)           Any dispute, controversy or Claim arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof (“Dispute”), shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the arbitration notice is submitted in accordance with the said rules (“HKIAC Rules”). The seat of arbitration shall be in Hong Kong.

(b)           The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules. Each of the claimant and the respondent to the Dispute shall be entitled to designate one (1) arbitrator in accordance with the HKIAC Rules. If either Party fails to designate an arbitrator, HKIAC shall appoint the arbitrator. The two (2) arbitrators so appointed shall designate the third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within thirty (30) days from the confirmation of the second arbitrator, HKIAC shall appoint the presiding arbitrator. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Clause 21.2, including the provisions concerning the appointment of the arbitrators, the provisions of this Clause 21.2 shall prevail.

(c)           The award of the arbitral tribunal shall be final and binding upon the Parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(d)           Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(Signature pages to follow)

SCHEDULE 1

DETAILS OF THE PARTIES

PART I - THE COMPANY

ZEEKR Intelligent Technology Holding Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

PART II – INITIAL SHAREHOLDERS

(1) Luckview Group Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(2) Geely International (Hong Kong) Limited 吉利國際(香港)有限公司

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

PART III – OTHER EXISTING ORDINARY SHAREHOLDERS

(1) GHGK Innovation Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(2) GAGK Innovation Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(3) LDH Technology Holding Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(4) ACH Technology Holding Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(5) GSY Technology Holding Limited

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(6) Converge Investment Limited 惠中国际投资有限公司

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(7) CXDNext Ltd

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

PART IV – SERIES PRE-A SHAREHOLDERS

(1) INTEL CAPITAL CORPORATION

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(2) INTEGRAL ACCELY LIMITED

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(3) BILI LIGHTNING INVESTMENT LIMITED

Full Legal Name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(4) TEAM PLUS LIMITED 添佳有限公司

Full legal name	:	[***]
Company no.	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

(5) NING BO MEI SHAN BONDED PORT AREA WEN DING INVESTMENT CO., LTD. (宁波梅山保税港区问鼎投资有限公司)

Full legal name	:	[***]
Unified social credit code	:	[***]
Jurisdiction of incorporation	:	[***]
Registered address	:	[***]

PART V – NON-ODI INVESTORS

(1) Amnon Shashua

ID Number	:	[***]
Nationality	:	[***]
Address		[***]

SCHEDULE 2

CAPITALIZATION TABLE IMMEDIATELY PRIOR TO THE INITIAL CLOSING OF THE SERIES A ROUND FINANCING

[***]

SCHEDULE 3

COMPANY COMPETITORS

[***]

SCHEDULE 4

NOTICE ADDRESS OF THE PARTIES

[***]

EXHIBIT A

FORM OF DEED OF ADHERENCE

THIS DEED (this “Deed”) is made on the [date] by

[insert name of the incoming Shareholder], a [corporate form] formed under the Laws of [jurisdiction] (“the New Party”)

as a deed poll.

WHEREAS:

(A)	By a shareholders agreement dated [insert relevant date] (as amended from time to time, the “Shareholders Agreement”) entered into between, inter alia, ZEEKR Intelligent Technology Holding Limited (Company no. 373804), an exempted company incorporated in Cayman Islands, with registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (“Company”) and all other existing Shareholders (“Existing Shareholders”), the parties thereto have agreed to regulate the business, affairs and management of the Company and the relationship between the parties thereto upon the terms and conditions therein contained. A copy of the Shareholders Agreement is now attached to this Deed and marked “A” for identification purpose.

(B)	On [insert date], pursuant to a [insert name of document] entered into between the New Party and [insert name of the Transferring Party] ([the “Transfer Document”/ “Subscription Agreement”]), [[insert name of the Transferring Party] has agreed to Transfer to the New Party the legal and beneficial title of [insert number] [Ordinary Shares / Series Pre-A Preferred Shares / Series A Preferred Shares] (the “Transferred Interests”) / the Company has agreed to issue to the New Party the legal and beneficial title of [insert number] [Ordinary Shares / Series Pre-A Preferred Shares / Series A Preferred Shares] (the “Issued Interests”)].

(C)	Completion of the [Transfer Document / Subscription Agreement] (“Completion”) shall take place immediately after execution of this Deed by the parties hereto, whereupon the New Party shall become the beneficial and legal owner and holder of the [Transferred Interests / Issued Interests].

NOW THIS DEED WITNESSETH as follows:

1.	Unless otherwise defined in this Deed, terms and expressions used in this Deed shall have the same meanings ascribed to them in the Shareholders Agreement.

2.	The New Party confirms that it has read a copy of the Shareholders Agreement and hereby covenant(s) with the Company and the existing Shareholders that with effect from Completion, the New Party shall perform, assume, comply with and be bound by all the terms, covenants, obligations and provisions on the part of [insert name of the Transferring Party] in the Shareholders Agreement in all respects as if the New Party was an original party to the Shareholders Agreement holding the Transferred Interest at all the relevant times. / (applicable to subscription of New Securities) The New Party confirms that it has read a copy of the Shareholders Agreement and hereby covenant(s) with the Company and the existing Shareholders that with effect from Completion, the New Party shall perform, assume, comply with and be bound by all the terms, covenants, obligations and provisions on the part of Shareholders of [Ordinary Shares / Series Pre-A Preferred Shares / Series A Preferred Shares (in which case constituting an Investor)] in the Shareholders Agreement in all respects.

3.	For the purpose of Clause 18 of the Shareholders Agreement, the correspondence details of the New Party are set forth in the signature page of this Deed.

4.	Save as varied or supplemented by this Deed, the Shareholders Agreement shall remain in full force and effect.

5.	This Deed is governed by the Laws of Hong Kong and any dispute, controversy or Claim arising out of or relating to this Deed, or the breach termination or invalidity thereof, shall be settled in the manner as described in the Shareholders Agreement.

6.	With effect from the date of this Deed, this Deed together with the Shareholders Agreement shall be construed as one instrument, but in the event of any conflict between this Deed and the Shareholders Agreement, the provisions of this Deed shall prevail.

(Signatures appear on the following page)

IN WITNESS WHEREOF, this Deed has been executed by the New Party and is intended to be and is hereby delivered by the New Party as a deed on the date first above written.

The New Party

SIGNED, SEALED and DELIVERED as a deed for and on behalf of [INSERT NAME OF THE NEW PARTY], a company incorporated in [insert relevant jurisdiction] by ____________, being a Person who, in accordance with Laws of that place, is acting under the authority of such company, in the presence of:	) ) ) ) ) ) ) )

Signature of witness	) ) )	By executing this document, the signatory warrants that the signatory is duly authorised to execute this document on behalf of [INSERT NAME OF THE NEW PARTY]
)
Name of witness (block letters))
)
)
Address of witness

Corporate details for the purpose of Schedule 1 of the Shareholders Agreement

Full Legal Name	:	[	]
Company No.	:	[	]
Jurisdiction of incorporation.	:	[	]
Registered address	:	[	]

Contact details for the purpose of Clause 18 of the Shareholders Agreement

Address	:	[	]
Attention	:	[	]
Fax and Tel No.	:	[	]
Email address	:	[	]

(Signature Page to the Deed of Adherence to the Shareholders Agreement)

[Execution clauses may be modified as appropriate]